UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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W. R. Grace & Co.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Talent I Technology I Trust™

W. R. Grace & Co.
7500 Grace Drive
Columbia, Maryland 21044

Notice of 2015 Annual Meeting &
Proxy Statement

Date of Notice: March 17, 2015

Fred Festa Chairman and Chief Executive Officer
T +1 410.531.4000
W. R. Grace & Co.-Conn. 7500 Grace Drive Columbia, MD 20144

March 17, 2015

To Our Stockholders:

I am pleased to announce the Annual Meeting of Stockholders of W. R. Grace & Co. to be held on Thursday, May 7, 2015 at 9:00 a.m. Eastern Time at the Ten Oaks Ballroom and Conference Center, 5000 Signal Bell Lane, Clarksville, Maryland 21029.

We are taking advantage of the Securities and Exchange Commission rule that allows us to furnish proxy materials to you over the Internet. This e-proxy process expedites your receipt of proxy materials, lowers our costs and reduces the environmental impact of our Annual Meeting. Today, we sent to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2015 Proxy Statement and 2014 Annual Report to Stockholders and how to vote via the Internet. Other stockholders will receive a copy of the proxy statement and annual report by mail or e-mail. The matters to be acted upon at the Annual Meeting are described in the Notice of Annual Meeting and 2015 Proxy Statement.

We are pleased to offer multiple methods for voting your shares. As detailed in the “Questions and Answers” section of this Proxy Statement, you can vote your shares via the Internet, by telephone, by mail or by written ballot at the Annual Meeting. We encourage you to use the Internet to vote your shares as it is the most cost-effective method.

To ensure that you have a say in the governance of Grace, it is important that you vote your shares. Please review the proxy materials and follow the instructions to vote your shares. I look forward to receiving your input.

Sincerely,

Fred E. Festa
Chairman and Chief Executive Officer

To the Holders of Common Stock of
W. R. Grace & Co.

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

to be held on

May 7, 2015

The 2015 Annual Meeting of Stockholders of W. R. Grace & Co. (the "Annual Meeting") will be held on Thursday, May 7, 2015 at 9:00 a.m. Eastern Time at the Ten Oaks Ballroom and Conference Center, 5000 Signal Bell Lane, Clarksville, Maryland 21029. At the Annual Meeting, stockholders will vote on the following matters:

1.	The election of four directors for a term expiring in 2018 and one director for a term expiring in 2016;

2.	The ratification of PricewaterhouseCoopers LLP as Grace’s independent registered public accounting firm for 2015;

3.	An advisory vote to approve the compensation of Grace's named executive officers;

4.	An advisory vote on whether the advisory vote to approve named executive officer compensation should occur every one, two or three years;

5.	The approval of the Grace Executive Annual Incentive Compensation Plan, or EAICP, including the material terms of the performance measures available under the EAICP; and

6.	Any other business properly brought before the Annual Meeting.

The Board of Directors has fixed the close of business on March 10, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. This notice and the accompanying proxy materials are sent to you by order of the Board of Directors.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to vote as promptly as possible by Internet, by phone or by mail.

By Order of the Board of Directors

Mark A. Shelnitz
Vice President, General Counsel & Secretary

March 17, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 7, 2015

This Notice and the Proxy Statement and Annual Report on Form 10-K
are available at www.edocumentview.com/GRA

TABLE OF CONTENTS

Notice of Annual Meeting	4
Summary of Voting Matters and Board Recommendations	7
Questions and Answers about the Annual Meeting and the Voting Process	8
Proposal One — Election of Directors	18
Other Information	32
Proposal Two — Ratification of Appointment of Independent Registered Public Accounting Firm	36
Proposal Three — Advisory Vote to Approve the Compensation of Grace's Named Executive Officers	40
Proposal Four — Advisory Vote on Whether the Advisory Vote on Named Executive Officer Compensation Should Occur Every One, Two or Three Years	41
Proposal Five — Approval of Grace Executive Annual Incentive Compensation Plan (EAICP), including the material terms of the Performance Measures Available Under the EAICP	42
Executive Compensation	47
General Information	75

Grace®, the Grace® logo and, except as otherwise indicated, the other trademarks, service marks or trade names used in the text of this Proxy Statement are trademarks, service marks or trade names of operating units of W. R. Grace & Co. or its subsidiaries.

Unless the context otherwise indicates, in this document the terms "Grace," "we," "us," "our" or the "Company" mean W. R. Grace & Co. and/or its consolidated subsidiaries. Unless otherwise indicated, the contents of websites mentioned in this Proxy Statement are not incorporated by reference or otherwise made a part of this Proxy Statement.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
MAY 7, 2015

The Board of Directors of W. R. Grace & Co. is soliciting proxies for our 2015 Annual Meeting of Stockholders (the "Annual Meeting"). You are receiving this Proxy Statement because you own shares of Grace common stock that entitle you to vote at the Annual Meeting. By use of a proxy you can vote, whether or not you attend the Annual Meeting. This Proxy Statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.

SUMMARY OF VOTING MATTERS AND BOARD RECOMMENDATIONS

The following proposals will be voted on at the 2015 Annual Meeting of Stockholders:

Proposals	For More Information	Board Recommendation
Proposal 1: Election of Directors	Page 18	FOR Each Nominee
Nominees-Class I (Term expiring 2018)
Robert F. Cummings, Jr.
Marye Anne Fox
Janice K. Henry
Mark E. Tomkins
Nominee-Class II (Term expiring 2016)
Diane H. Gulyas
Proposal 2: Ratification of appointment of independent registered public accounting firm	Page 36	FOR
Proposal 3: Advisory vote to approve compensation of Grace's named executive officers	Page 40	FOR
Proposal 4: Advisory vote on whether the advisory vote on named executive officer compensation should occur every one, two or three years	Page 41	FOR holding vote every year
Proposal 5: Approval of Grace Executive Annual Incentive Compensation Plan, or EAICP, including the material terms of the performance measures under the EAICP	Page 42	FOR

If you are a stockholder of record, you may cast your vote in any of the following ways:

•	by Internet at www.envisionreports.com/GRA, (we encourage you to vote this way as it is the most cost-effective method and reduces the environmental impact of our Annual Meeting);

•	by toll-free telephone at 1-800-652-VOTE (8683) in the USA, U.S. territories and Canada on a touch tone telephone;

•	by completing and returning your proxy card before May 6, 2015; or

•	by written ballot in person at the Annual Meeting.

If you hold shares through a broker, bank, financial institution or other nominee or intermediary that serves as stockholder of record, you may cast your vote by complying with the instructions of your nominee or intermediary set forth on the voting instruction card.
.

QUESTIONS AND ANSWERS
ABOUT THE ANNUAL MEETING AND THE VOTING PROCESS

Quick Reference Guide

1.	Why am I receiving these materials?	18.	Proxy cards & voting instruction cards
2.	Notice of Internet availability	19.	Multiple sets of proxy materials
3.	What is included in proxy materials?	20.	Who can attend the meeting?
4.	Internet access to meeting materials	21.	What do I need to attend the meeting?
5.	What am I voting on?	22.	Will there be a presentation?
6.	Board voting recommendations	23.	Can I bring a guest to the meeting?
7.	Will any other matters be voted on?	24.	Votes necessary to hold the meeting
8.	Who can vote?	25.	How proxies are solicited
9.	How do I vote?	26.	Nominations of directors
10.	Can I change my vote?	27.	Stockholder proposals - Rule 14a-8
11.	What is the deadline for voting shares?	28.	Requirements for 2016 proposals
12.	Is my vote confidential?	29.	Grace corporate governance materials
13.	Who will count the votes?	30.	Obtaining governance materials
14.	Record and beneficial owners	31.	Business ethics and conflicts policies
15.	Why is it important for me to vote?	32.	How do I obtain more information?
16.	What is the effect of not voting?	33.	Multiple stockholders in household
17.	Vote required to approve each proposal
Question 1:    Why am I receiving these materials?
We are providing these proxy materials to you because you own shares of Grace Common Stock as of March 10, 2015, the record date for our 2015 Annual Meeting of Stockholders to be held on Thursday, May 7, 2015 at 9:00 a.m. Eastern Time at the Ten Oaks Ballroom and Conference Center, 5000 Signal Bell Lane, Clarksville, Maryland 21029. These materials were first made available on the Internet or mailed to stockholders on or about March 17, 2015. You are welcome to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement. This Proxy Statement will provide you with the information necessary to make an informed voting decision on the proposals to be presented at the Annual Meeting.

Question 2:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with rules and regulations adopted by the Securities and Exchange Commission, or SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we may furnish proxy materials, including this Proxy Statement and our 2014 Annual Report to Stockholders, by providing access to such documents via the Internet. This e-proxy process expedites stockholders’ receipt of proxy materials, lowers our costs and reduces the environmental impact of our Annual Meeting.
Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, we have mailed a Notice of Internet Availability of Proxy Materials that will tell you how to access and review all of the proxy materials on the Internet. The notice also tells you how to vote on the Internet. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions for requesting such materials in the notice.

Question 3:    What is included in a full set of proxy materials?
The proxy materials include:

•	Proxy Statement for the Annual Meeting (including the Notice of Annual Meeting of Stockholders);

•	2014 Annual Report to Stockholders, which includes our audited consolidated financial statements; and

•	If you are a stockholder of record, the proxy card; or

•	If you hold shares through a broker, bank, financial institution or other nominee or intermediary that serves as stockholder of record, a voting instruction card.
Question 4:    Can I access the Annual Meeting materials via the Internet?
The Grace Notice of 2015 Annual Meeting of Stockholders, Proxy Statement for the 2015 Annual Meeting of Stockholders and 2014 Annual Report are available at: www.edocumentview.com/GRA and at http://investor.grace.com.
Question 5:    What am I voting on?
You are voting on FIVE proposals:

Proposal One:	Election of four directors for a term of three years, with the following as our Board’s nominees:
Robert F. Cummings, Jr.
Marye Anne Fox
Janice K. Henry
Mark E. Tomkins
Election of one director for a term of one year, with the following as our Board's nominee:
Diane H. Gulyas

Proposal Two:	The ratification of PricewaterhouseCoopers LLP as Grace’s independent registered public accounting firm for fiscal year 2015;

Proposal Three:	An advisory vote to approve the compensation of Grace's named executive officers;

Proposal Four:	An advisory vote on whether the advisory vote to approve named executive officer compensation should occur every one, two or three years; and

Proposal Five:	The approval of the Grace Executive Annual Incentive Compensation Plan, or EAICP, including the material terms of the performance measures available under the EAICP.

Question 6:	What are the voting recommendations of our Board?
Our Board of Directors is soliciting this proxy and recommends the following votes:
FOR each of the director nominees;

FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2015;
FOR the advisory approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables and narrative contained in this Proxy Statement;
FOR a frequency of ONE YEAR for future non-binding stockholder advisory votes to approve compensation of our named executive officers; and
FOR the approval of the Grace Executive Annual Incentive Compensation Plan, or EAICP, including the material terms of the performance measures available under the EAICP.
Question 7:    Will any other matters be voted on?
We are not aware of any other matters on which you will be asked to vote at the Annual Meeting. If other matters are properly brought before the Annual Meeting, the proxy holders will use their discretion to vote on these matters as they may arise. Furthermore, if a nominee cannot or will not serve as director, then the proxy holders will vote for a person whom they believe will carry out our present policies.
Question 8:    Who can vote?
If you hold shares of Grace common stock, CUSIP No.: 38388F108, as of the close of business on March 10, 2015, then you are entitled to one vote per share at the Annual Meeting. There is no cumulative voting.
Question 9:    How do I vote?
Vote via the Internet
You may vote via the Internet at www.envisionreports.com/GRA as instructed on the Notice of Internet Availability of Proxy Materials at or before 11:59 p.m., Eastern Time, on May 6, 2015. We provide voting instructions on the website for you to follow. Internet voting is available 24 hours a day, seven days a week. You will be given the opportunity to confirm that your instructions have been recorded properly. If you vote via the Internet, you do not need to return a proxy card. Please see the notice or proxy card for Internet voting instructions. We encourage you to vote this way as it is the most cost-effective method and it reduces the environmental impact of the Annual Meeting.
Vote by telephone
You may vote by toll-free telephone by calling 1-800-652-VOTE (8683) in the USA, U.S. territories and Canada on a touch tone telephone and following the instructions provided on the telephone line at or before 11:59 p.m., Eastern Time, on May 6, 2015. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been recorded properly. If you vote by telephone, you do not need to return a proxy card. Please see the proxy card for telephone voting instructions.
Vote by mail
If you have received a paper proxy card and choose to vote by mail, simply mark your proxy card or voting instruction card, sign and date it, and return it in the postage-paid envelope provided before the close of business on May 6, 2015.
Vote in-person
You may attend the Annual Meeting in person and complete a written ballot. If you hold shares through a broker, bank, financial institution or other nominee or intermediary that serves as stockholder of record, you must obtain a written proxy, executed in your favor, from the record holder to be able to vote in person at the Annual Meeting.
If you hold shares through a broker, bank, financial institution or other nominee or intermediary that serves as stockholder of record, you may cast your vote by complying with the instructions of your nominee or intermediary set forth on the voting instruction card.
Question 10:    Can I change my vote?
Yes.
You can change your vote or revoke your proxy by:

•	entering a new vote by Internet or telephone at or before 11:59 p.m., Eastern Time, on May 6, 2015;

•	returning a later-dated proxy card by mail before the close of business on May 6, 2015;

•	notifying our Corporate Secretary, Mark A. Shelnitz, by written revocation letter to the address listed on the front page of this Proxy Statement before the Annual Meeting; or

•	by attending the Annual Meeting and completing and submitting a written ballot.
If you hold shares through a broker, bank, financial institution or other nominee or intermediary that serves as stockholder of record, you can change your vote or revoke your proxy by complying with the instructions of your nominee or intermediary set forth on the voting instruction card.

Question 11:	What is the deadline for voting my shares if I do not intend to vote in person at the Annual Meeting?
If you do not intend to vote in person at the Annual Meeting, your signed proxy card must be received before the close of business on May 6, 2015. You may also vote by Internet or by telephone at or before 11:59 p.m., Eastern Time, on May 6, 2015. If you hold shares through a broker, bank, financial institution or other nominee or intermediary that serves as stockholder of record, you must comply with the instructions of your nominee or intermediary set forth on the voting instruction card.
Question 12:    Is my vote confidential?
Yes. Only the inspectors of the election and certain individuals, independent of Grace, who help with the processing and counting of the vote have access to your vote. Our directors and employees may see your vote only if we need to defend ourselves against a claim or in the event of a proxy solicitation by someone other than Grace.
Question 13:    Who will count the votes?
Our transfer agent, Computershare Shareowner Services, referred to herein as Computershare, has been appointed as inspectors of election. Its representatives will attend the Annual Meeting and will count the votes.

Question 14:	What is the difference between holding shares as a stockholder of record versus as a beneficial owner?
Many of our stockholders hold their shares as beneficial owner through a broker, bank, financial institution or other nominee or intermediary that serves as stockholder of record, rather than directly in their own name as stockholder of record. As summarized below, there are some differences between shares held directly as stockholder of record and those owned beneficially through a nominee or intermediary that serves as stockholder of record:

Stockholders of Record
If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares, and the Notice of Annual Meeting and proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us, or to vote in person at the Annual Meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.
Beneficial Owners
If your shares are held in a stock brokerage account or by a bank, financial institution or other nominee or intermediary, you are considered the beneficial owner of shares held in “street name,” and the Notice of Annual Meeting and these proxy materials are being forwarded to you by your nominee or intermediary who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your nominee or intermediary on how to vote and are also welcome to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request, complete and deliver a legal proxy from your nominee or intermediary. If you requested printed proxy materials, your nominee or intermediary should have enclosed a voting instruction card for you to use in directing the nominee or intermediary regarding how to vote your shares. If a voting instruction card was not included in the printed proxy materials, please contact your nominee or intermediary to determine how to provide voting instructions.
Question 15:    Why is it important for me to vote?
If you do not vote, your shares may not be represented at the Annual Meeting. This may result in matters not receiving the number of votes necessary for their approval.
Question 16:    What is the effect of not voting?
Shares you own in “street name” through a broker, bank, financial institution or other nominee or intermediary and you do not vote:
In the absence of your voting instructions, your broker, bank, financial institution or other nominee or intermediary may or may not vote your shares at its discretion depending on the proposals before the Annual Meeting. We understand that your nominee or intermediary may vote your shares at its discretion on “routine matters” and that your nominee or intermediary may not vote your shares on proposals that are not “routine.” When your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because of the absence of voting instructions, a “broker non-vote” occurs. Broker non-voted shares count toward the quorum requirement, but are not counted as voted for or against a proposal, or as abstentions, nor are they counted to determine the number of votes present for a particular proposal.
We believe that Proposal Two (Ratification of PricewaterhouseCoopers LLP as our independent registered public accountants) is a routine matter on which nominees or intermediaries can vote on behalf of their clients if clients do not furnish voting instructions. Proposals One, Three, Four and Five are non-routine matters so your nominee or intermediary is not entitled to vote your shares on these proposals without your instructions.
Shares you own that are directly registered in your name and you return a proxy card without giving specific voting instructions:
If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, your shares will count toward the quorum requirement and the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this proxy statement and the proxy holders may vote in their discretion for any other matters properly presented for a vote at the Annual Meeting.

Shares you own that are directly registered in your name and you do not return a proxy card and you do not vote:
In this case, your unvoted shares will not be represented at the Annual Meeting and will not count toward the quorum requirement. If a quorum is obtained, your unvoted shares will not impact Proposal One or whether stockholders approve or reject Proposals Two, Three, Four or Five.

Question 17:	What vote is required to approve each proposal, assuming a quorum is present at the Annual Meeting?
It will depend on each proposal.

•
Proposal One:    In January 2015, we adopted a majority voting standard for the election of directors. Under this voting standard, once a quorum has been established with respect to an election that is not contested, directors are elected by a majority of the votes cast. This means that the number of shares voted FOR a director nominee must exceed the number of shares voted AGAINST that director nominee. Abstentions and broker non-votes are not counted as a vote cast either FOR or AGAINST a director nominee. Under our Certificate of Incorporation, our By-laws and the Delaware General Corporation Law, a director holds office until a successor is elected and qualified or until his or her earlier resignation or removal. If a director standing for re-election is not elected by the requisite majority of the votes cast in an uncontested election, that director must tender his or her resignation following certification of the stockholder vote. The Nominating and Governance Committee of our Board of Directors will make a recommendation to our Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. Our Board of Directors will consider and act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. Any director who offers his or her resignation will not participate in the Committee’s or our Board of Directors’ decision. In a contested election, where the number of nominees exceeds the number of directors to be elected as provided in our By-laws, directors will be elected by a plurality of the votes cast. The election of directors at the Annual Meeting is uncontested and, therefore, the majority voting standard will apply.

•
Proposal Two:    The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote is required to approve the ratification of the appointment of PricewaterhouseCoopers LLP as Grace's independent registered public accounting firm for fiscal year 2015. This means that if you abstain from voting, it will have the same effect as if you voted against the proposal. We do not expect broker non-votes (described above) on Proposal Two since we believe this is a "routine" matter

•
Proposal Three:    The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote is required to approve the advisory vote on the compensation of our named executive officers. Because your vote is advisory, it will not be binding on our Board or Grace. However, our Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. This means that if you abstain from voting, it will have the same effect as if you voted against the proposal. Broker non-votes will have no effect on the outcome of the vote.

•
Proposal Four:    The frequency of the advisory vote on the compensation of our named executive officers that receives the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote - every three years, every two years or every one year - will be the frequency that stockholders approve. If none of the frequencies receives a majority of the votes, then the frequency that receives the greatest number of votes will be deemed to be the frequency that the stockholders approve. Because your vote is advisory, it will not be binding on our Board or Grace. However, our Board will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation. If you abstain from voting, it will have no effect on the outcome of the vote. Broker non-votes will also have no effect on the outcome of the vote.

•
Proposal Five:    The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote is required to approve the Grace Executive Annual Incentive Compensation Plan, or EAICP, including the material terms of the performance measures available under the EAICP. If you abstain from voting, it will have the same effect as if you voted against the proposal. Broker non-votes will have no effect on the outcome of the vote.

Question 18:    What shares are covered by my proxy card or voting instruction card?
The shares covered by your proxy card represent the shares of Grace common stock that are registered directly in your name with our transfer agent, Computershare. If your shares are held in a brokerage account or by a bank, financial institution or other nominee or intermediary, you will not receive a proxy card; you are considered the beneficial owner of shares and your nominee or intermediary should have enclosed a voting instruction card for you to use in directing how to vote your shares.
Question 19:    What does it mean if I get more than one set of proxy materials?
It means your shares are held in more than one account. You should vote the shares represented by the proxy materials using one of the four ways to vote. To provide better stockholder services, we encourage you to register all of your shares that are held directly in the same name and address. You may do this by contacting our transfer agent, Computershare, toll-free at 1-800-652-8683.
Question 20:    Who can attend the Annual Meeting?
All stockholders of record and their duly appointed proxies and all beneficial owners of shares held through a broker, bank, financial institution or other nominee or intermediary that serves as stockholder of record, as of the close of business on March 10, 2015, can attend the Annual Meeting. Seating, however, is limited. Attendance at the Annual Meeting will be on a first-arrival basis.
Question 21:    What do I need to do to attend the Annual Meeting?
To attend the Annual Meeting, please follow these instructions:

•	If shares you own are registered in your name, bring your proof of ownership of Grace common stock;

•
If you hold shares through a broker, bank, financial institution or other nominee or intermediary that serves as stockholder of record, bring proof of your beneficial ownership of the shares through such nominee or intermediary as of March 10, 2015, the record date for the Annual Meeting;

•	Bring a form of photo identification; and

•	Do not bring cameras, recording devices or other electronic devices as they will not be permitted at the Annual Meeting.
Question 22:    Will there be a management presentation at the Annual Meeting?
No, there will be no management presentation; however, our Board of Directors and management will be available to respond to questions from stockholders in attendance at the Annual Meeting.
Question 23:    Can I bring a guest to the Annual Meeting?
While bringing a guest is not prohibited, please be aware that seating is limited at the Annual Meeting.

Question 24:    How many votes must be present to hold the Annual Meeting?
A majority of the shares entitled to vote generally in the election of directors outstanding on the March 10, 2015, record date constitutes a quorum for voting at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes (as described above) will be counted in determining the quorum. On the record date, 73,012,537 shares of Grace common stock were outstanding and entitled to vote at the Annual Meeting.
Question 25:    How are proxies solicited and how much did this proxy solicitation cost?
We will primarily solicit proxies by mail and/or email, and we will cover the expense of such solicitation. Georgeson Inc. will help us solicit proxies from all brokers, banks, financial institutions and other nominees or intermediaries at a cost to Grace of approximately $10,000 plus reimbursement of expenses. Our officers and employees may also solicit proxies for no additional compensation. We may reimburse nominees or intermediaries for reasonable expenses that they incur in sending these proxy materials to you if a nominee or intermediary holds your shares.

Question 26:	How do I recommend someone to be considered for nomination by the Board of Directors as a director?
You may recommend any person as a candidate for nomination by our Board of Directors as a director by writing to Mark A. Shelnitz, our Vice President, General Counsel and Secretary. Your letter must include all of the information required by our By-laws for director nominations including, but not limited to, the candidate’s name, biographical data, and qualifications, as well as the written consent of the person to serve as a director and appear in the proxy statement. The Nominating and Governance Committee reviews all submissions of recommendations from stockholders. The Nominating and Governance Committee will determine whether the candidate is qualified to serve on our Board of Directors by evaluating the candidate using the criteria contained under the caption “Director Qualifications” in Section 3 of the Grace Corporate Governance Principles and shall make a determination as to whether to nominate the candidate to fill a vacancy on our Board that arises during the year in which the recommendation is received. Copies of our Corporate Governance Principles are provided at our website at www.grace.com/en-us/corporate-leadership/Pages/Governance.aspx, or you may request a copy of these materials by contacting Grace Shareholder Services at the address or phone number provided in the Questions and Answers section of this Proxy Statement and these materials will be mailed to you at no cost.

Question 27:	When are stockholder proposals to be included in the Grace proxy materials for the 2016 Annual Meeting of Stockholders pursuant to Rule 14a-8 due to Grace?
Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we must receive stockholder proposals in writing by November 18, 2015, to consider them for inclusion in our proxy materials for the 2016 Annual Meeting of Stockholders.

Question 28:
What are the requirements for proposing business for the 2016 Annual Meeting of Stockholders, including stockholder nominations for director candidates, that is not submitted for inclusion in the Grace proxy materials?

A stockholder who intends to propose business, including stockholder nominations for director candidates, at the 2016 Annual Meeting, other than pursuant to Rule 14a-8 of the Exchange Act must comply with the requirements set forth in our By-laws. Among other things, a stockholder must give us written notice of the intent to propose business for the 2016 Annual Meeting not earlier than the close of business on the 120th day prior to, and not later than the close of business on the 90th day prior to, the first anniversary of the preceding year's annual meeting of stockholders. Therefore, based upon the Annual Meeting date of May 7, 2015, Grace’s Corporate Secretary must receive notice of a stockholder's intent to propose business for the 2016 Annual Meeting, no sooner than the close of business on January 8, 2016, and no later than the close of business on February 7, 2016. Notwithstanding the foregoing, if the date of the 2016 Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the 2015 Annual Meeting, then notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to the date of the 2016 Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the date of the 2016 Annual Meeting or (ii) if the first public announcement of the date of the 2016 Annual Meeting is less than 100 days prior to the date of the 2016 Annual Meeting, on the 10th day following the day on which we first make a public announcement of the date of the 2016 Annual Meeting.
If the notice is received after the close of business February 7, 2016, or any otherwise applicable deadline, then the notice will be considered untimely and we are not required to present the stockholder proposal at the 2016 Annual Meeting. If our Board of Directors chooses to present any information submitted after February 7, 2016, other than pursuant to Rule 14a-8 of the Exchange Act, at the 2016 Annual Meeting, then the persons named in proxies solicited by our Board of Directors for the 2016 Annual Meeting may exercise discretionary voting power with respect to such information. A copy of our By-laws and the Grace Corporate Governance Principles is provided at our website at www.grace.com/en-us/corporate-leadership/Pages/Governance.aspx, or you may request a copy of these materials by contacting Grace Shareholder Services at the address or phone number provided below and these materials will be mailed to you at no cost.
Question 29:    Where can I find Grace corporate governance materials?
We have provided our Corporate Governance Principles, Business Ethics and Conflicts of Interest policies, and the Charters for the Audit, Compensation, Nominating and Governance and Corporate Responsibility Committees of our Board of Directors on our website at www.grace.com/en-us/corporate-leadership/Pages/Governance.aspx. Our filings with the Securities and Exchange Commission (including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Section 16 insider trading transactions) are available at www.sec.gov.
Our Business Ethics and Conflicts of Interest policies are applicable to the members of our Board of Directors and to all of our employees, including, but not limited to, the principal executive officer, principal financial officer, principal accounting officer or controller, or any person performing similar functions. Any amendments to or waivers of our Business Ethics and Conflicts of Interest policies that our Board of Directors approves will be disclosed on our website. We are not including the information contained on our website as part of or incorporating it by reference into this Proxy Statement.

Question 30:	How can I obtain Grace corporate governance materials if I do not have access to the Internet?
You may receive a copy of our corporate governance materials free of charge by:

•	contacting Grace Shareholder Services at 410-531-4167; or

•	writing to:
W. R. Grace & Co.
Attn: Grace Shareholder Services
7500 Grace Drive
Columbia, Maryland 21044

Question 31:	What is the process for reporting possible violations of the Grace Business Ethics and Conflicts of Interest policies?
Employees and other interested persons may anonymously report a possible violation of the Grace Business Ethics and Conflicts of Interest policies by calling The Network, a third party service, at 655-458-3947 in the U.S. and Canada, or by email to reportline@tnwinc.com. Toll-free telephone numbers for other countries can be found at www.grace.com/en-us/corporate-leadership/Pages/Governance.aspx. Reports of possible violations of the Grace Business Ethics and Conflicts of Interest

policies may also be made to Mark A. Shelnitz, our Chief Ethics Officer at W. R. Grace & Co., 7500 Grace Drive, Columbia, Maryland 21044. Reports may be made anonymously, subject to certain restrictions outside the U.S.
Reports of possible violations of the Grace Business Ethics and Conflicts of Interest policies that the complainant wishes to go directly to our Board may be addressed to the Chairman of the Nominating and Governance Committee, Christopher J. Steffen. Mr. Steffen can be contacted with a letter to his attention at W. R. Grace & Co., 7500 Grace Drive, Columbia, Maryland 21044.
Reports of possible violations of financial or accounting policies may be made to the Chairman of the Audit Committee, Mark E. Tomkins. Mr. Tomkins can be contacted with a letter to his attention at W. R. Grace & Co., 7500 Grace Drive, Columbia, Maryland 21044.
Question 32:    How do I obtain more information about W. R. Grace & Co.?
To obtain additional information about Grace, you may contact Grace Shareholder Services by:

•	visiting our website at http://investor.grace.com/investor-relations-contacts;

•	contacting Grace Shareholder Services at 410-531-4167; or

•	writing to:
W. R. Grace & Co.
Attn: Grace Shareholder Services
7500 Grace Drive
Columbia, Maryland 21044

Question 33:	If more than one stockholder lives in my household, how can I obtain an extra copy of this Proxy Statement?
Pursuant to the rules of the SEC, a company may deliver to multiple stockholders sharing the same address a single copy of its Proxy Statement and Annual Report or multiple copies of the Notice of Internet Availability of Proxy Materials in a single envelope unless the company has received prior instructions to the contrary. We have instituted this procedure, referred to as householding, for our stockholders in order to reduce our printing and postage costs and reduce the environmental impact of our Annual Meeting. Upon written or oral request, we will mail a separate copy of our Proxy Statement and Annual Report or a separate copy of our Notice of Internet Availability of Proxy Materials in separate envelopes to any stockholder at a shared address to which a single copy of the Proxy Statement and Annual Report or Notices of Internet Availability of Proxy Materials were delivered in a single envelope. Conversely, upon written or oral request, we will cease delivering separate copies of the Proxy Statement and Annual Report, or a separate copy of our Notice of Internet Availability of Proxy Materials in separate envelopes to any stockholders at a shared address to which multiple copies of either document were delivered in the past. You may contact us with your request by calling or writing to Grace Shareholder Services at the address or phone number provided above. We will mail materials that you request at no cost. You can also access this Proxy Statement and the Annual Report online at www.edocumentview.com/GRA. Stockholders who hold their shares in “street name,” that is, through a broker, bank, financial institution or other nominee or intermediary as holder of record, and who wish to change their householding instructions or obtain copies of these documents, should follow the instructions on their voting instruction card or contact the holders of record.

PROPOSAL ONE
ELECTION OF DIRECTORS
Our Board of Directors has nominated five directors for election. Robert F. Cummings, Jr., Marye Anne Fox, Janice K. Henry and Mark E. Tomkins are standing for election to our Board as Class I directors for a three-year term expiring in 2018 and Diane H. Gulyas is standing for election to our Board as a Class II director for a one-year term expiring in 2016.
If a nominee becomes unable to serve, the proxies will vote for a Board-designated substitute or our Board may reduce the number of directors. Grace has no reason to believe that any of the nominees for election will be unable to serve.
Our Board of Directors determined that each of the nominees qualifies for election as a member of our Board. In making this determination, our Board believes that its membership should be comprised of directors who have the highest integrity, a diversity of experience, the education and ability to understand business problems and evaluate and propose solutions, the personality to work well with others, a dedication to the interests of our stockholders, a reasoned commitment to our social responsibilities, and the time to meet their responsibilities as directors. Our Board further believes that a substantial majority of its membership should be independent. Our Board of Directors has determined that each of Dr. Fox and Mses. Gulyas and Henry and Messrs. Tomkins and Cummings qualify as independent directors under applicable rules and regulations and Grace’s independence standards. See information contained in the "Corporate Governance—Number and Independence of Directors" section of this Proxy Statement.
All of our directors bring to our Board a wealth of leadership capabilities derived from their service in executive and managerial roles and also extensive board experience. Background information about the nominees and the continuing directors, including their business experience and directorships held during the past five years, and certain individual qualifications and skills of our directors that contribute to our Board’s effectiveness as a whole, are described below.
Our Board of Directors believes that the Grace directors as a group have backgrounds and skills important for our business. Our Board also believes that its effectiveness has been enhanced by having a blend of long-serving directors with a deep understanding of our businesses and relative newcomers who have been able to provide fresh viewpoints. The biographies below summarize the experiences, qualifications, attributes, and skills that qualify our nominees and continuing directors for service on our Board.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION
OF ROBERT F. CUMMINGS, JR., MARYE ANNE FOX, JANICE K. HENRY, MARK E.
TOMKINS, AND DIANE H. GULYAS

Nominees For Election as Directors
Nominees—Class I—Term to expire at the 2018 Annual Meeting

Robert F. Cummings, Jr. Age 65 Director since 2015
Has served as Vice Chairman of Investment Banking at JPMorgan Chase & Co. since 2010.  From 2002 to 2009, Mr. Cummings served as a senior managing director at GSC Group, Inc., a privately held money management firm. He began his business career in the investment banking division of Goldman, Sachs & Co. in 1973 and was a partner of the firm from 1986 until his retirement in 1998. He served as an advisory director at Goldman Sachs until 2002. Mr. Cummings is a director of Corning Inc. and Viasystems Group, Inc.

Mr. Cummings brings to our Board his more than 30 years of investment banking experience advising corporate clients on financings, business development, mergers and acquisitions, and other strategic financial issues. He also has significant knowledge in the areas of technology, private equity and real estate. Mr. Cummings has substantial governance and oversight experience developed as a director of multiple public companies.

Marye Anne Fox Age 67 Director since 1996
Retired in 2012 as Chancellor of the University of California San Diego (UCSD) and Distinguished Professor of Chemistry at that institution after serving in those positions since 2004. She currently serves as Chancellor Emerita and Distinguished Professor of Chemistry and Biochemistry at UCSD. She was previously Chancellor of North Carolina State University and Distinguished University Professor of Chemistry. Dr. Fox has served as the Co-Chair of the National Academy of Sciences' Government-University-Industry Research Roundtable and served on the National Science Board and on President Bush's Council of Advisors on Science and Technology. She has served as the Vice Chair of the National Science Board. Dr. Fox is a director of Bridgepoint Education, Inc. and Red Hat, Inc. and served as a director of Pharmaceutical Product Development, Inc. until 2008 and Boston Scientific Corporation until 2010.

With her chemistry background, strong financial and operational experience leading large and successful educational institutions as well as service as an outside director to public and private boards, Dr. Fox brings to our Board a full understanding of Grace's products and research and development efforts, substantial experience in overseeing corporate management and finance and high-level knowledge of operations and strategic planning for large institutions.

Janice K. Henry Age 63 Director since 2012
Served as Senior Vice President and Treasurer until 2006 and Chief Financial Officer until 2005 of Martin Marietta Materials, Inc. (a chemical and materials manufacturer); after her retirement in 2006, she provided consulting services to Martin Marietta Materials, Inc. until 2009. Ms. Henry served as a director of North American Galvanizing and Coatings, Inc. until its acquisition in 2010 by AZZ Incorporated, of Inco Limited until its acquisition in 2006 by CVRD, and of Cliffs Natural Resources, Inc until 2014.

Ms. Henry brings to our Board her substantial experience in financial and accounting leadership, including with respect to acquisitions and capital structuring, gained as an officer of a chemicals and materials manufacturer. She also has significant governance and oversight experience from her service on public and private corporate boards.

Mark E. Tomkins Age 59 Director since 2006
Served as Senior Vice President and Chief Financial Officer of Innovene, a petrochemical and oil refining company controlled by BP that is now part of the INEOS Group, from 2005 until 2006. He served as Chief Financial Officer of Vulcan Materials Company from 2001 to 2005 and CFO of Great Lakes Chemical (now Chemtura) from 1998 to 2001. Prior to joining Great Lakes Chemical, Mr. Tomkins held various mid- and upper-level financial positions with AlliedSignal (now Honeywell) and Monsanto Company. Mr. Tomkins is a certified public accountant. Mr. Tomkins was formerly a director of Elevance Renewable Sciences Inc., a privately held renewable polymer and energy company and of CVR Energy, Inc. He is currently a private investor.

With his background as a Chief Financial Officer of multiple public companies, Mr. Tomkins brings to our Board his intimate knowledge of the global chemicals and petroleum industry and his experience overseeing finance and business development in major corporations. Mr. Tomkins also has substantial governance and oversight experience developed as a director of public companies.

Nominee—Class II—Term to expire at the 2016 Annual Meeting

Diane H. Gulyas Age 58 Director since 2015
Served as President of the performance polymers business of E.I. DuPont De Nemours and Company which included DuPont’s engineering polymers, elastomers and films business units from 2009 to 2014. Ms. Gulyas joined DuPont in 1978 and progressed through positions of increasing responsibility including a variety of sales, marketing, technical and systems development positions, primarily in DuPont’s polymers business. Ms. Gulyas has served as vice president and general manager for DuPont’s advanced fiber business and as group vice president of DuPont’s electronic and communication technologies platform. In 2004, Ms. Gulyas was named chief marketing and sales officer of DuPont, responsible for corporate branding and marketing communications, market research, e-business and marketing/sales capability worldwide. Ms. Gulyas is a director of Mallinckrodt Pharmaceuticals and served as a director of Navistar International Corporation until 2012.

Ms. Gulyas brings to our Board her substantial and varied management experience and her strong skills in engineering, manufacturing (domestic and international), marketing and non-U.S. sales and distribution gained as a senior executive of one of the world's largest chemical companies. Ms. Gulyas also has governance and oversight experience from her service as a senior executive of a public company and her prior service on a public company board.

Continuing Directors

Continuing Directors—Class II—Term to expire at the 2016 Annual Meeting

Ronald C. Cambre Age 76 Director since 1998
Served as Chairman of the Board and Chief Executive Officer of Newmont Mining Corporation until his retirement as CEO in 2000 and Chairman in 2001. He joined Newmont as Vice Chairman and CEO in 1993. Mr. Cambre served as Chairman of the Board of McDermott International, Inc. (an engineering and construction company) and as a director of Cliffs Natural Resources Inc. until 2011.

Mr. Cambre brings to our Board his extensive background in leadership and management at the most senior level in major corporations, his deep understanding of international business and global energy issues and his governance and oversight experience developed as a director of multiple public companies.

Jeffry N. Quinn Age 56 Director since 2012
Serves as Chairman and Chief Executive Officer of The Quinn Group LLC, a diversified holding company with investments in the industrial, active lifestyle, and entertainment sectors, and Quinpario Partners LLC, an investment and operating firm in the performance materials and specialty chemical sectors, each of which he formed in 2012. Since September 2014, Mr. Quinn has served as Chairman of Quinpario Acquisition Corp. 2, a blank-check company sponsored by a subsidiary of Quinpario Partners LLC. He served as Chairman and President of Quinpario Acquisition Corp. from May 2013 until it acquired Jason Industries, Inc. in June 2014. Since July 2014 Mr. Quinn has served as Chairman of the Board of Jason Industries, Inc. Mr. Quinn served as President and Chief Executive Officer from 2004 and Chairman from 2006 of Solutia Inc., a global leader in specialty chemicals until its sale in 2012 to Eastman Chemical Company. Mr. Quinn joined Solutia as an executive officer in 2003, serving as Senior Vice President, General Counsel, Secretary and, from June 2003, Chief Restructuring Officer. Solutia filed for Chapter 11 bankruptcy protection in December 2003 and emerged from bankruptcy protection in February 2008. Prior to that, Mr. Quinn served as Executive Vice President of Premcor, Inc. (a refinery group) and Senior Vice President, General Counsel and Secretary of Arch Coal Inc. Mr. Quinn is also a director of Tronox Limited and Ferro Corporation and he served as a director of MEMC Electronic Materials Inc. until 2013.

Mr. Quinn brings to our Board his extensive senior level executive leadership experience in specialty chemicals and other industries and his broad experience in a wide range of functional areas, including strategic planning, mergers and acquisitions, human resources, and legal and governmental affairs. He also has extensive experience in board processes and governance.

Continuing Directors—Class III—Term to expire at the 2017 Annual Meeting

H. Furlong Baldwin Age 83 Director since 2002
Served as a director of Mercantile Bankshares Corporation from 1970 to 2003, as Chairman of the Board from 1984 to 2003 and as President and Chief Executive Officer from 1976 to 2001. Mr. Baldwin served as Chairman of NASDAQ OMX Group, Inc. until 2012 and served as a director of Platinum Underwriters Holdings, Ltd. and Allegheny Energy Inc. until 2011.

Mr. Baldwin brings to our Board the management and governance knowledge he developed as a banking chief executive and public company board member and his extensive experience in banking and finance including significant knowledge of the business development, acquisitions, capital raising, operations and financial issues facing large corporations.

Alfred E. Festa Age 55 Director since 2004
Joined Grace in 2003 and was elected Chief Executive Officer in 2005 and Chairman in 2008. He served as President from 2003 to 2011 and Chief Operating Officer from 2003 to 2005. Prior to joining Grace, Mr. Festa was a partner of Morganthaler Private Equity Partners, a venture capital and buyout firm, from 2002 to 2003. From 2000 to 2002, he was with ICG Commerce, Inc., a private company providing on-line procurement services, where he last served as President and Chief Executive Officer. Prior to that, he served as Vice President and General Manager of AlliedSignal's (now Honeywell) performance fibers business. Mr. Festa is a director of NVR, Inc., a publicly held home builder.

Mr. Festa brings to our Board his substantial leadership, sales and marketing, international business and venture capital experience. As CEO, Mr. Festa brings to our Board his intimate knowledge of all aspects of Grace's operations and strategy.

Christopher J. Steffen Age 73 Director since 2006
Served as Vice Chairman of Citicorp and its principal subsidiary, Citibank N.A., until 1996. He is currently a private investor. Mr. Steffen is a director of Viasystems Group, Inc. and Platinum Underwriters Holdings, Ltd. and until 2012, served as a director of Accelrys, Inc. Previously, Mr. Steffen served as Senior Vice President and Chief Financial Officer of Eastman Kodak and Executive Vice President and Chief Financial and Administrative Officer and director of Honeywell. As Lead Independent Director, Mr. Steffen presides at all executive sessions of our Board.

With his background as a financial and operational leader with companies with global operations in various industries, Mr. Steffen brings to our Board his extensive international business expertise and knowledge of financial matters and financial reporting. Mr. Steffen also has substantial governance and oversight experience developed as a director of multiple public companies.

Corporate Governance
Corporate Governance Principles
Our Board of Directors has adopted the Grace Corporate Governance Principles to provide a framework for the governance of Grace, and to promote the efficient functioning of our Board. These principles are subject to modification by our Board from time to time. You can find the Grace Corporate Governance Principles on our website at www.grace.com/en-us/corporate-leadership/Pages/Governance.aspx.
Number and Independence of Directors
Our Board of Directors determines the number of directors. Our Board currently consists of 10 members. Under our Corporate Governance Principles, a substantial majority of Grace’s directors are required to be “independent” as determined under guidelines set forth in the listing standards of the New York Stock Exchange, or NYSE. Our Board, at its February 25, 2015 meeting, affirmatively determined that all directors, other than Mr. Festa (who is also our Chief Executive Officer), are independent under NYSE rules because none of such directors has any direct or indirect material relationship with Grace or our subsidiaries, other than through his or her service as a director and as an owner of less than 1% of Grace common stock. In addition to the application of the NYSE rules, this determination was based on a number of factors, principal among them were the following:

•	none of these directors, nor any member of their immediate families, is, or at any time during the last three years was, a Grace executive officer or employee;

•	none of these directors, nor any member of their immediate families, is an executive officer of any other entity with whom we do any material amount of business;

•
none of these directors, nor any member of their immediate families has, during the last three years, received more than $50,000 in direct compensation from Grace (other than director and committee fees); and

•
none of these directors serve, or within the last three years served, as an executive officer, director, trustee or fiduciary of any charitable organization to which we made any material charitable donation.

Director Terms
Our Certificate of Incorporation provides for the division of our Board of Directors into three classes, each to serve for a three-year term. The term of one class of directors currently expires each year at the annual meeting of stockholders. Our Board may fill a vacancy by electing a new director to the same class as the director being replaced or by reassigning a director from another class. Our Board may also create a new director position in any class and elect a director to hold the newly created position. We expect that new directors elected by our Board will stand for election by the stockholders at the next annual meeting of stockholders.
At a Board of Directors meeting held on January 22, 2015, Mr. Cummings was elected as a Class I director and Ms. Gulyas was elected as a Class II director. Accordingly, the stockholders will vote on the election of four Class I Directors to serve for a term expiring at the 2018 Annual Meeting and one Class II Director to serve for a term expiring at the 2016 Annual Meeting, unless one or more of such directors is unable to serve.
Board Leadership—Lead Independent Director
Under our Corporate Governance Principles, our Board of Directors makes a determination as to whether the Chief Executive Officer should also serve as Chairman of the Board of Directors. This determination is based upon the composition of our Board and the circumstances of Grace at the time.

Our Board believes that this issue is part of the succession planning process. Our Board has considered the roles and responsibilities of each position and currently believes that Grace and its stockholders are best served by having Mr. Festa serve as both Chairman and Chief Executive Officer. Our Board of Directors believes that Mr. Festa’s service in both positions is appropriate due to his extensive industry experience, his in-depth knowledge of Grace and its highly complex and diversified international operations and strategy, and his full appreciation of the business environment and Grace’s risk management strategies. Our Board believes that as Chairman and Chief Executive Officer, Mr. Festa can provide a single voice to management, stockholders and customers and be a vital link between management and the independent directors.
Mr. Steffen, one of our independent directors, has been elected by the independent directors to serve as the Lead Independent Director. The Lead Independent Director: presides at all meetings of our Board at which the Chairman is not present; calls and presides over executive sessions of the independent directors at each Board meeting; acts as primary liaison between the Chairman and the independent directors; approves Board meeting agendas with the Chairman; approves meeting schedules to assure that there is sufficient time for discussion of all agenda items; consults with the Chairman on major issues in advance of each Board meeting; and calls meetings of the independent directors. The Lead Independent Director also serves as a contact for Grace stockholders who wish to communicate with our Board other than through the Chairman. Our Board believes that this leadership structure is appropriate for Grace and in the best interests of Grace stockholders at this time.
Interested parties may communicate with Mr. Steffen by writing to him at the following address: Christopher J. Steffen, Lead Independent Director, c/o W. R. Grace & Co., 7500 Grace Drive, Columbia, Maryland 21044.
Standing Committees of our Board of Directors
Our Board of Directors has the following four standing committees: Audit Committee, Nominating and Governance Committee, Compensation Committee, and Corporate Responsibility Committee. Only independent directors, as independence is determined in accordance with NYSE rules, are permitted to serve on the standing committees. The Board annually selects, from among its members, the members and Chair of each standing committee.
The table below provides information with respect to current standing committee memberships of the directors as of March 17, 2015. The table also sets forth the number of meetings (including teleconference meetings) held by each Board committee in 2014:

Director	Audit	Compensation	Nominating and Governance	Corporate Responsibility
H. Furlong Baldwin	✓	✓	✓	✓
Ronald C. Cambre	✓	✓	✓	✓
Robert F. Cummings, Jr.	✓	✓	✓	✓
Alfred E. Festa
Marye Anne Fox	✓	✓	✓	*
Diane H. Gulyas	✓	✓	✓	✓
Janice K. Henry	✓	✓	✓	✓
Jeffry N. Quinn	✓	*	✓	✓
Christopher J. Steffen‡	✓	✓	*	✓
Mark E. Tomkins	*	✓	✓	✓
Number of 2014 Meetings	5	5	1✗	1
_______________________________________________________________________________

✓	Committee Member and Independent Director

*	Committee Member, Independent Director and Committee Chair

‡	Lead Independent Director

✗	During 2014, the Board of Directors directly oversaw the evaluation of management and considered director nominees.
Each standing committee has a written charter that describes its responsibilities. Each of the standing committees has the authority, as it deems appropriate, to independently engage outside legal, accounting or other advisors or consultants. In addition, each standing committee annually conducts a review and evaluation of its performance and reviews and reassesses its charter. You can find the current charters of each standing committee on our website www.grace.com/en-us/corporate-leadership/Pages/Governance.aspx.
Audit Committee
The Audit Committee has been established in accordance with the provisions of the Exchange Act, the rules of the NYSE and our Corporate Governance Principles. The Audit Committee assists our Board of Directors in overseeing:

•	the integrity of Grace’s financial statements;

•	Grace’s compliance with legal and regulatory requirements;

•	the qualifications and independence of the independent auditors;

•	the performance of Grace’s internal audit function and independent auditors; and

•	the preparation of the internal control report and an audit committee report as required by the SEC.
The Audit Committee has the authority and responsibility for the appointment, retention, compensation, oversight and, if circumstances dictate, discharge of Grace’s independent auditors, including pre-approval of all audit and non-audit services to be performed by the independent auditors. The independent auditors report directly to the Audit Committee and, with the internal auditors, have full access to the Audit Committee and routinely meet with the Audit Committee without management being present. The Audit Committee is also responsible for reviewing, approving and ratifying any related party transaction.
The Audit Committee members are H. Furlong Baldwin, Ronald C. Cambre, Robert F. Cummings, Jr., Marye Anne Fox, Diane H. Gulyas, Janice K. Henry, Jeffry N. Quinn, Christopher J. Steffen and

Mark E. Tomkins, each of whom meets the independence standards of the SEC and NYSE, are financially literate within the meaning of the NYSE listing standards and meet the experience and financial requirements of the NYSE listing standards. Our Board of Directors has determined that all Audit Committee members are "audit committee financial experts" as defined by SEC rules and regulations. Mr. Tomkins serves as Chair of the Audit Committee.
Nominating and Governance Committee
The Nominating and Governance Committee:

•	sets criteria for the selection of directors, identifies individuals qualified to become directors and recommends to our Board the director nominees for the annual meeting of stockholders;

•	develops and recommends to our Board appropriate corporate governance principles applicable to Grace; and

•	oversees the evaluation of our Board and management.
In considering candidates for election to our Board (including candidates recommended by stockholders), we believe that, at a minimum, our Board should be composed of individuals with a commitment to increasing stockholder value, a diversity of experience, the highest integrity, the education and ability to understand business problems and evaluate and propose solutions, the personality to work well with others, a reasoned commitment to Grace's social responsibilities, and the availability of time to assist Grace. We wish to ensure that a diversity of experience is reflected on our Board, including a broad diversity of industry experience, product experience and functional background. We also believe that a substantial majority of our Board should be independent, as defined by NYSE rules and applicable laws and regulations.
Our Board conducts a self-assessment process every year and periodically reviews the skills and characteristics needed by our Board. As part of the review process, our Board considers the skill areas represented on our Board, those skill areas represented by directors expected to retire or leave our Board in the near future, and recommendations of directors regarding skills that could improve the ability of our Board to carry out its responsibilities.
When our Board or the Nominating and Corporate Governance Committee has identified the need to add a new Board member with specific qualifications or to fill a vacancy on our Board, the chair of the Nominating and Corporate Governance Committee will initiate a search, seeking input from other directors and management, review any candidates that the Committee has previously identified or that have been recommended by stockholders in that year, and may retain a search firm. The Committee will identify the initial list of candidates who satisfy the specific criteria, if any, and otherwise qualify for membership on our Board. Generally, two members of the Committee (with one preferably the chair) and our Chairman of the Board and Chief Executive Officer will interview each qualified candidate. Other directors may also interview the candidate if practicable. Based on a satisfactory outcome of those reviews, the Committee will make its recommendation on the candidate to our Board.
The Nominating and Governance Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates and the sole authority to approve the search firm's fees and other retention terms.
The Nominating and Governance Committee members are H. Furlong Baldwin, Ronald C. Cambre, Robert F. Cummings, Jr., Marye Anne Fox, Diane H. Gulyas, Janice K. Henry, Jeffry N. Quinn, Christopher J. Steffen and Mark E. Tomkins, each of whom meets the independence standards of the NYSE. Mr. Steffen serves as Chair of the Nominating and Governance Committee.

Compensation Committee
The Compensation Committee:

•	approves all compensation actions with respect to Grace’s directors, executive officers, and certain other members of senior management;

•	evaluates and approves the Grace annual and long-term incentive compensation plans (including equity-based plans), and oversees the general compensation structure, policies, and programs of Grace; and

•	produces an annual report on executive officer compensation as required by applicable law.
The Committee engaged Towers Watson, a human resources consulting firm, as its independent provider of compensation consulting services for decisions relating to 2014 compensation. Please see "Executive Compensation—Compensation Discussion and Analysis" in this Proxy Statement for more discussion about the role of Towers Watson. The Committee also utilizes external legal advisors as necessary and assesses the independence of all of its advisors.
Representatives of Towers Watson periodically attended meetings of the Compensation Committee. For portions of those meetings, the Chairman and Chief Executive Officer and the Vice President and Chief Human Resources Officer also attended and were given the opportunity to express their views on executive compensation to the Compensation Committee.
The Compensation Committee members are H. Furlong Baldwin, Ronald C. Cambre, Robert F. Cummings, Jr., Marye Anne Fox, Diane H. Gulyas, Janice K. Henry, Jeffry N. Quinn, Christopher J. Steffen and Mark E. Tomkins, each of whom is: independent under the independence standards of the NYSE, a “non employee director” of Grace as defined under Rule 16b-3 of the Exchange Act, and an “outside director” for the purposes of the corporate compensation provisions contained in Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Tax Code. Mr. Quinn serves as Chair of the Compensation Committee.
Corporate Responsibility Committee
The Corporate Responsibility Committee assists our Board of Directors and management in addressing Grace’s responsibilities as a global corporate citizen. In particular, the Committee counsels management with respect to:

•	the development, implementation and continuous improvement of procedures, programs, policies and practices relating to the Grace’s responsibilities as a global corporate citizen;

•	the adherence to those procedures, programs, policies and practices at all levels of Grace; and

•	the maintenance of open communications to ensure that issues are brought to the attention of, and considered by, all appropriate parties.
The Corporate Responsibility Committee members are H. Furlong Baldwin, Ronald C. Cambre, Robert F. Cummings, Jr., Marye Anne Fox, Diane H. Gulyas, Janice K. Henry, Jeffry N. Quinn, Christopher J. Steffen and Mark E. Tomkins, each of whom meets the independence standards of the NYSE. Dr. Fox serves as Chair of the Corporate Responsibility Committee.
Director Attendance at Board of Directors Meetings
Our Board of Directors generally holds six regular meetings per year and meets on other occasions when circumstances require. Directors spend additional time preparing for Board and committee meetings and participating in conference calls to discuss quarterly earnings announcements or significant transactions or developments. We also may call upon directors for advice between meetings. Our Corporate Governance Principles provide that our Board will meet regularly in executive session without management in attendance. Under our Corporate Governance Principles, we expect directors to regularly attend meetings of our Board and of all committees on which they serve and to review the materials sent to them in advance of those meetings. We expect nominees for election at each annual meeting of stockholders to attend the annual meeting. All of the nominees for election at the Annual Meeting this year currently serve on our Board of Directors.
Our Board of Directors held nine meetings in 2014, including meetings by telephone conference. Each director attended 75% or more of the 2014 meetings of our Board and the Board committees on which he or she served in 2014.
Director Attendance at the Annual Meeting
We expect that all of our directors serving on our Board at the time of the Annual Meeting will attend the Annual Meeting pursuant to our Corporate Governance Principles.
Board Role in Risk Oversight
Our Board of Directors actively oversees the risk management of Grace and the implementation of our strategic plan and the risks inherent in the operation of our businesses. Our Board reviews the Grace enterprise risk management program at least annually and considers whether risk management processes are functioning properly and are appropriately adapted to Grace’s strategy, culture, risk appetite and value-generation objectives. Our Board provides guidance to management regarding risk management as appropriate. These activities are supplemented by a rigorous internal audit function that reports directly to the Audit Committee.
Standing Board committees are responsible for overseeing risk management practices relevant to their functions. The Audit Committee oversees the management of market and operational risks that could have a financial impact, such as those relating to internal controls and financial liquidity. The Nominating and Governance Committee oversees risks related to governance issues, such as the independence of directors and the breadth of skills on our Board. The Compensation Committee manages risks related to Grace’s executive compensation plans and the succession of the Chief Executive Officer and Chief Operating Officer. The Corporate Responsibility Committee manages certain risks related to government regulation and environment, health and safety matters.
Stock Ownership Guidelines
In order to ensure that the long-term financial interests of our directors and senior executives are fully aligned with the long-term interests of our stockholders, our Board has implemented stock ownership guidelines. The guidelines are as follows:

Category of Executive	Ownership Guideline
Directors (other than CEO)	5 times cash portion of annual retainer
Chief Executive Officer	5 times base salary
Members of the Grace Leadership Team	3 times base salary
Presidents of Operating Segments	2 times base salary
Certain Key Vice Presidents	1 times base salary
Current directors and executives subject to the stock ownership guidelines generally have five years from the later of the 2013 adoption of the guidelines or the date of hire/election until they are expected to comply with the relevant guideline.

Stockholder Communications with our Board of Directors
Stockholders may communicate with our Board of Directors by writing to Mr. Festa, the Chairman of the Board of Directors, at the following address: Fred Festa, Chairman of the Board of Directors, c/o W. R. Grace & Co., 7500 Grace Drive, Columbia, Maryland 21044. Stockholders may communicate with the independent members of our Board of Directors by writing Mr. Steffen, the Lead Independent Director, at the following address: Christopher J. Steffen, Lead Independent Director, c/o W. R. Grace & Co., 7500 Grace Drive, Columbia, Maryland 21044.

Director Compensation
Director Compensation Program
Under our compensation program for nonemployee directors, each nonemployee director receives an annual retainer of $180,000 that is split between cash and equity. For any portion of a retainer denominated in cash but paid in shares of common stock, we calculate the number of shares of common stock to be issued by dividing the amount payable in shares of common stock by the fair market value per share. The fair market value per share is the closing price of the common stock on the date of grant. If any calculation would result in a fractional share being issued, we round the amount of equity to be issued up to the nearest whole share. Under this program, each nonemployee director receives an annual retainer of $80,000 paid quarterly in cash and an annual award of approximately $100,000 of Grace common stock issued in May. Additional annual cash retainers are paid in December as follows: the Lead Independent Director receives $20,000; the Audit Committee Chair receives $15,000; and the Chairs of the Compensation and the Nominating and Governance Committees each receive $10,000. We reimburse directors for expenses they incur in attending Board and committee meetings and other activities incidental to their service as directors but our directors are not paid any separate meeting fees. Our directors, and all Grace employees, are entitled to participate in the Grace Foundation's Matching Grants Program. We also maintain business travel accident insurance coverage for our directors. Mr. Festa's compensation is described in the Summary Compensation Table set forth in "Executive Compensation—Compensation Tables" and he receives no additional compensation for serving as a member of our Board of Directors.
Director Compensation on Emergence from Chapter 11
On February 3, 2014, our Joint Plan of Reorganization became effective, concluding our status as a debtor under Chapter 11.  In connection with our emergence, each nonemployee director was issued shares of Grace common stock with a fair market value of approximately $150,000 on the date of grant. These shares vest in one-quarter annual increments on or about each of the first four anniversaries of the grant date if the director remains a director on the vesting date or leaves our Board due to death or incapacity prior to the vesting date; provided however, each director was given credit toward vesting for his or her existing years of service on our Board. Mr. Festa did not participate in this grant of Grace common stock.

The following table sets forth amounts that we paid to our nonemployee directors in connection with their services to Grace during 2014.

Name (a)	Fees Earned or Paid in Cash ($)(c)	Stock Awards ($)(d)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(e)		Total ($)
J. F. Akers (b)	13,333	150,021	—	—	—	—		163,354
H. F. Baldwin	80,000	250,040	—	—	—	—		330,040
R. C. Cambre	80,000	250,040	—	—	—	3,000	(f)	333,040
M. A. Fox	80,000	250,040	—	—	—	—		330,040
J. K. Henry	80,000	250,040	—	—	—	—		330,040
J. N. Quinn	90,000	250,040	—	—	—	—		340,040
C. J. Steffen	110,000	250,040	—	—	—	3,000	(f)	363,040
M. E. Tomkins	95,000	250,040	—	—	—	—		345,040
_______________________________________________________________________________

(a)	Mr. Cummings and Ms. Gulyas were elected to our Board during 2015 and did not receive any compensation for service during 2014.

(b)	Mr. Akers resigned from the Board on January 17, 2014.

(c)
Amount consists of cash portion of annual retainer in the amount of $80,000 and additional payments to: Mr. Quinn for serving as Chair of the Compensation Committee in the amount of $10,000; Mr. Tomkins for serving as Chair of the Audit Committee in the amount of $15,000; and Mr. Steffen for serving as Chair of the Nominating and Governance Committee ($10,000) and Lead Independent Director ($20,000) in the amount of $30,000.

(d)
Reflects the aggregate grant date fair value of the equity portion of the annual retainer of 1,078 shares of Grace common stock and Chapter 11 emergence grant of 1,496 shares of Grace common stock calculated in accordance with FASB ASC Topic 718. With respect to Ms. Henry’s Chapter 11 emergence stock grant, 748 shares vested during 2014, 374 shares vested on January 16, 2015 and the remaining 374 shares vest on January 15, 2016. With respect to Mr. Quinn’s emergence stock grant, 748 shares vested during 2014, 374 shares vested on November 7, 2015 and the remaining 374 shares vest on November 6, 2016. Chapter 11 emergence stock grants to the other directors vested immediately.

(e)	Grace paid an aggregate of $27 in premiums for business travel accident insurance coverage for all directors during 2014.

(f)	Consists of charitable contributions paid during 2014 to academic institutions at the request of the director pursuant to the Grace Foundation's Matching Grants Program.
Director Compensation Process
Our director compensation program is intended to enhance our ability to attract, retain and motivate nonemployee directors of exceptional ability and to promote the common interest of directors and stockholders in enhancing the value of Grace. The Compensation Committee reviews director compensation at least annually. The Compensation Committee has the sole authority to engage a consulting firm to evaluate director compensation and, in 2014, engaged Towers Watson, a human resources consulting firm, to assist in establishing director compensation. The Compensation Committee determines director compensation based on recommendations and information provided by Towers Watson and based on reviewing commercially available survey data from Towers Watson related to general industry director compensation trends at companies of comparable size and our peer group companies (as described under the caption "Executive Compensation—Compensation Discussion and Analysis").

OTHER INFORMATION
Equity Security Ownership of Management and Certain Other Beneficial Owners
The following table sets forth the amount of Grace common stock beneficially owned, directly or indirectly, as of February 28, 2015, by:

•	each person that we know is the beneficial owner of more than 5% of the outstanding shares of Grace common stock;

•	each current director;

•	each of the executive officers named in the Summary Compensation Table set forth in "Executive Compensation—Compensation Tables"; and

•	all directors and all executive officers as a group.

Name and Address of Beneficial Owner(1)(2)	Shares of Common Stock Beneficially Owned		Percent(3)
Iridian Asset Management LLC(4)	6,714,485		9.2%
David L. Cohen Harold J. Levy
276 Post Road West Westport, CT 06880-4704
The Vanguard Group, Inc.(5)	4,291,635		5.9%
100 Vanguard Blvd. Malvern, PA 19355
H. F. Baldwin	25,797
	15,000	(T)
	40,797		*
R. C. Cambre	10,000		*
R. F. Cummings	8,000
	2,000	(T)
	10,000
A. E. Festa	150,517
	402,619	(O)
	553,136		*
M. A. Fox	49,225
	8,942	(T)
	58,167		*
D. H. Gulyas	1,000
J. K. Henry	3,879		*
J. N. Quinn	3,879		*
C. J. Steffen	13,879		*
M. E. Tomkins	12,000		*

Name and Address of Beneficial Owner(1)(2)	Shares of Common Stock Beneficially Owned		Percent(3)
K. N. Cole	2,770	(O)	*
H. La Force III	50,000
	123,226	(O)
	173,226		*
G. E. Poling	136,296	(O)
	41,813	(T)
	178,109		*
M. A. Shelnitz	53,500
	99,509	(O)
	9,421	(T)
	162,430		*
Directors and executive officers as a group (15 persons)	381,676
	764,420	(O)
	77,176	(T)
	1,223,272		1.7%
_______________________________________________________________________________
*    Indicates less than 1%

(O)	Shares covered by stock options exercisable on or within 60 days after February 28, 2015.

(T)	Shares owned by trusts and other entities as to which the person has the power to direct voting and/or investment.

(1)	The address of each of our directors and executive officers is c/o Corporate Secretary, W. R. Grace & Co., 7500 Grace Drive, Columbia, Maryland 21044.

(2)	Except as otherwise indicated, to our knowledge, each individual, along with his or her spouse, has sole voting and investment power over the shares.

(3)	Based on 72,982,129 shares of Grace common stock outstanding on February 28, 2015.

(4)
The ownership information set forth is based in its entirety on material contained in a Schedule 13G/A filed with the SEC by Iridian Asset Management LLC ("Iridian"), David L. Cohen and Harold J. Levy on January 29, 2015. Iridian is majority owned by Arovid Associates LLC. Arovid is owned and controlled by the following: 12.5% by Mr. Cohen, 12.5% by Mr. Levy, 37.5% by LLMD LLC and 37.5% by ALHERO LLC. LLMD LLC is owned 1% by Mr. Cohen and 99% by a family trust controlled by Mr. Cohen. ALHERO LLC is owned 1% by Mr. Levy and 99% by a family trust controlled by Mr. Levy. Iridian has shared voting and investment power with respect to 6,714,485 shares held in accounts for which it serves as the investment adviser. Messrs. Cohen and Levy may be deemed to possess beneficial ownership of the shares of Common Stock beneficially owned by Iridian by virtue of their indirect controlling ownership of Iridian and having the shared voting and investment power over shares of Common Stock owned by Iridian as joint Chief Investment Officers of Iridian. Messrs. Cohen and Levy disclaim beneficial ownership of such shares.

(5)
The ownership information set forth is based in its entirety on material contained in a Schedule 13G/A filed with the SEC by The Vanguard Group, Inc. ("VGI") on February 10, 2015. VGI has sole voting power over 50,149 shares and sole and shared investment power over 4,247,886 and 43,749 shares, respectively. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of VGI, is the beneficial owner of 43,749 shares as a result of serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of VGI, is the beneficial owner of 6,400 shares as a result of its serving as investment manager of Australian investment offerings.

Equity Compensation Plan Information
The following table sets forth information as of December 31, 2014, with respect to our compensation plans under which shares of Grace common stock are authorized for issuance upon the exercise of options, warrants or other rights. The only such compensation plans in effect are stock incentive plans providing for the issuance of stock options, restricted stock and other equity awards.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(2)	Weighted-average exercise price of outstanding options, warrants and rights ($)(2)(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities to be issued upon exercise of outstanding options, warrants and rights) (#)(2)(4)
Equity compensation plans approved by security holders (1)	2,745,239	55.84	5,138,758
_______________________________________________________________________________

(1)
The 2000 Stock Incentive Plan was approved by stockholders at an annual meeting of Grace stockholders on May 10, 2000. The 2011 Stock Incentive Plan and the Amended and Restated 2011 Stock Incentive Plan were approved on behalf of Grace stockholders by the Official Committee of Equity Security Holders in the Grace Chapter 11 case and by the U.S. Bankruptcy Court for the District of Delaware on April 8, 2011 and April 16, 2013, respectively. The 2014 Stock Incentive Plan was approved on behalf of Grace stockholders by the Official Committee of Equity Security Holders in the Grace Chapter 11 case and by the U.S. Bankruptcy Court and U.S. District Court for the District of Delaware as part of our Joint Plan of Reorganization which became effective on February 3, 2014.

(2)
Under the 2000 Plan, there are 432,969 shares of Grace common stock to be issued upon the exercise of outstanding options, the weighted-average exercise price of outstanding options is $27.75. Under the 2011 Plan, there are 1,256,860 shares of Grace common stock to be issued upon the exercise of outstanding options, the weighted-average exercise price of outstanding options is $45.50. Under the Amended 2011 Plan, there are 367,415 shares of Grace common stock to be issued upon the exercise of outstanding options and 107,823 shares to be issued upon completion of the performance period for stock-settled performance-based unit awards (PBUs) (assuming the maximum number of shares are earned in respect of outstanding PBUs), the weighted-average exercise price of outstanding options is $76.70. Under the 2014 Plan, there are 465,972 shares of Grace common stock to be issued upon the exercise of outstanding options and 114,200 shares to be issued upon completion of the performance period for stock-settled PBUs (assuming the maximum number of shares are earned in respect of outstanding PBUs), the weighted-average exercise price of outstanding options is $93.39.

(3)	The calculation of weighted-average exercise price does not take outstanding PBUs into account.

(4)
Amount represents the number of shares of Grace common stock available for issuance pursuant to stock options, restricted stock, PBUs and other awards that could be granted in the future under the 2014 Plan.

Section 16(a) Beneficial Ownership Reporting Compliance
Under Section 16(a) of the Securities Exchange Act of 1934, as amended, our directors, certain of our officers, and beneficial owners of more than 10% of the outstanding Grace common stock are required to file reports with the SEC concerning their ownership of and transactions in Grace common stock or other Grace securities; these persons are also required to furnish us with copies of these reports. Based upon the reports and related information furnished to us, we believe that all such filing requirements were complied with in a timely manner during and with respect to 2014.
Related Party Transactions
Our Board of Directors recognizes that transactions involving related persons in which Grace is a participant can present conflicts of interest, or the appearance thereof, so our Board has adopted a written policy as part of the Grace Corporate Governance Principles (which are available on our website at www.grace.com/en-us/corporate-leadership/Pages/Governance.aspx) with respect to related person transactions. The policy applies to transactions involving related persons that are required to be disclosed pursuant to SEC regulations, which are generally transactions in which:

•	Grace is a participant;

•	the amount involved exceeds $120,000; and

•	any related person, such as a Grace executive officer, director, director nominee, 5% stockholder or any of their respective family members, has a direct or indirect material interest.
Each such related person transaction shall be reviewed, determined to be in, or not inconsistent with, the best interests of Grace and its stockholders and approved or ratified by:

•	the disinterested members of the Audit Committee, if the disinterested members of the Audit Committee constitute a majority of the members of the Audit Committee; or

•	the disinterested members of our Board.
In the event a related person transaction is entered into without prior approval and, after review by the Audit Committee or our Board, as the case may be, the transaction is not ratified, we will make all reasonable efforts to cancel the transaction.
In connection with our emergence from Chapter 11, we issued a warrant to purchase 10 million shares of Grace common stock at an exercise price of $17.00 per share to the WRG Asbestos PI Trust (then a related person of Grace based solely on material contained in a Schedule 13D filed with the SEC by the PI Trust and others on February 11, 2014) and entered into deferred payment obligations to pay $110 million per year for five years beginning in 2019, and $100 million per year for 10 years beginning in 2024, to the PI Trust.  In September 2014, we paid the PI Trust $632 million in settlement of the deferred payment obligations and, in February 2015, we purchased the warrant from the PI Trust for $490 million. For a discussion of transactions between Grace and the PI Trust, see Note 2 (Chapter 11 and Joint Plan of Reorganization) to the Consolidated Financial Statements included in the Grace 2014 Annual Report on Form 10-K.

PROPOSAL TWO
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP ("PwC") to be Grace’s independent registered public accounting firm for 2015. Although the submission of this matter for stockholder ratification at the Annual Meeting is not required by law, regulation or our By-laws, our Board is nevertheless doing so to determine the stockholders' views. If the selection is not ratified, the Audit Committee will reconsider its selection of PwC for future years.
PwC acted as independent accountants for Grace and its consolidated subsidiaries during 2014 and has been retained by the Audit Committee for 2015. A representative of PwC will attend the Annual Meeting, will be available to answer questions and will have an opportunity to make a statement if he or she wishes to do so.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS GRACE'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015.

Principal Accountant Fees and Services
The Audit Committee of our Board of Directors selected PwC to act as our principal independent accountants for 2014. The following table sets forth the fees and expenses that we incurred for the services of PwC for the year ended December 31, 2013, and our estimate of the fees and expenses that we incurred for the year ended December 31, 2014:

Fee Description	2014*	2013
Audit Fees	$3,918,300	$5,200,900
Audit-Related Fees	205,600	92,100
Tax Fees	146,100	195,000
All Other Fees	38,000	44,000
Total Fees	$4,308,000	$5,532,000
_______________________________________________________________________________

*	For 2014, amounts are current estimates in respect of services received for which final invoices have not been submitted.
Audit Services consisted of the audit of our consolidated financial statements and our internal controls over financial reporting (as required under Section 404 of the Sarbanes-Oxley Act of 2002), the review of our consolidated quarterly financial statements services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
Audit-Related Services consisted of assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not included under “Audit Services” above.
Tax Services consisted of tax advice and compliance for non-U.S. subsidiaries, including preparation of tax returns, and advice and assistance with transfer pricing compliance.
All Other Fees consisted of license fees for access to accounting, tax, and financial reporting literature and non-financial agreed-upon procedures.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has adopted a preapproval policy that requires the Audit Committee to specifically preapprove the annual engagement of the independent accountants for the audit of our consolidated financial statements and internal controls. The policy also provides for general preapproval of certain audit-related, tax and other services provided by the independent accountants. Any other services must be specifically preapproved by the Audit Committee. However, the Chair of the Audit Committee has the authority to preapprove services requiring immediate engagement between scheduled meetings of the Audit Committee. The Chair must report any such preapproval decisions to the full Audit Committee at its next scheduled meeting. During 2013 and 2014, no audit-related, tax, or other services were performed by PwC without specific or general approval as described above. We have been advised by PwC that a substantial majority of the hours expended on their engagement for the 2014 audit of our consolidated financial statements and internal controls were attributed to work performed by PwC's full-time, permanent employees.

Audit Committee Report
The following is the report of the Audit Committee of our Board of Directors with respect to Grace’s audited consolidated financial statements for the year ended December 31, 2014, which include the consolidated balance sheets of Grace as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, cash flows, and changes in equity for each of the three years in the period ended December 31, 2014, and the notes thereto (collectively, the “Financial Statements”).
The Audit Committee consists of the following members of our Board: Mark E. Tomkins (Chair), H. Furlong Baldwin, Ronald C. Cambre, Robert F. Cummings, Jr., Marye Anne Fox, Diane H. Gulyas, Janice K. Henry, Jeffry N. Quinn and Christopher J. Steffen. Each of the members of the Audit Committee is “independent," as defined under the NYSE’s listing standards and the rules and regulations of the Securities Exchange Act of 1934, as amended. The Audit Committee operates under a written charter adopted by our Board of Directors.
The Audit Committee is responsible for reviewing the financial information that Grace provides to stockholders and others, and for overseeing Grace’s internal controls and its auditing, accounting and financial reporting processes generally. The Audit Committee’s specific responsibilities include: (1) selection of an independent registered public accounting firm to audit Grace’s annual consolidated financial statements and its internal control over financial reporting; (2) serving as an independent and objective party to monitor Grace’s annual and quarterly financial reporting process and internal control system; (3) reviewing and appraising the audit efforts of Grace’s independent registered public accounting firm and internal audit department; and (4) providing an open avenue of communication among the independent registered public accounting firm, the internal audit department, management and our Board of Directors.
The Audit Committee has reviewed and discussed the audited financial statements of Grace for the year ended December 31, 2014 with Grace’s management.
The Audit Committee has discussed with PwC, Grace’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board.
The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence and has discussed with PwC the independence of PwC.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board of Directors that Grace’s audited financial statements be included in Grace’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.
AUDIT COMMITTEE
Mark E. Tomkins, Chair
H. Furlong Baldwin
Ronald C. Cambre
Robert F. Cummings, Jr.
Marye Anne Fox
Diane H. Gulyas
Janice K. Henry
Jeffry N. Quinn
Christopher J. Steffen

PROPOSAL THREE
ADVISORY VOTE TO APPROVE THE COMPENSATION OF GRACE'S NAMED EXECUTIVE OFFICERS
Under Section 14A of the Exchange Act, our stockholders are entitled to approve on an advisory (non-binding) basis, the compensation of the executive officers named in the Summary Compensation Table set forth in "Executive Compensation—Compensation Tables." This vote is generally referred to as a "Say on Pay" vote. Accordingly, we are asking stockholders to approve, on an advisory basis, the following resolution:
RESOLVED, that the compensation paid to the Corporation's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.
We do not intend that this vote address any specific items of compensation, but rather the overall compensation of our named executive officers and the policies and procedures described in this Proxy Statement. This vote is advisory and not binding on Grace, the Compensation Committee or our Board. However, as the vote is an expression of our stockholders’ views on a significant matter, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.
The principal components of pay under our 2014 executive compensation program are annual base salary, annual cash incentive awards and long-term incentive awards, which, in recent years, have consisted of both stock options and performance-based units, or PBUs. The performance measures for the 2014 annual cash incentive awards are Adjusted Earnings Before Interest and Taxes (Adjusted EBIT) (weighted 80%) as further adjusted for annual incentive compensation purposes, and Adjusted Free Cash Flow (weighted 20%), calculated as net cash provided by or used for operating activities minus capital expenditures plus the net cash flow from costs related to Chapter 11, cash paid to resolve contingencies subject to Chapter 11, accelerated payments under defined benefit pension arrangements, and expenditures for asbestos-related items. The number of shares of common stock underlying the PBU awards may be increased or decreased based on corporate performance over a three-year period. The performance measure for the PBU awards is Adjusted EBIT growth over the three-year performance period. In 2014, the named executive officers also received special bonuses in connection with Grace's emergence from Chapter 11. We encourage our stockholders to read the Compensation Discussion and Analysis set forth under "Executive Compensation" which describes our 2014 compensation program in detail.
We believe that the information we have provided in this Proxy Statement shows that we have designed our executive compensation program to attract, motivate and retain a highly qualified and effective executive team and to promote long-term stockholder value, strong annual and long-term operational and financial results, and ethical conduct in accordance with the Grace Core Values.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL ON AN ADVISORY BASIS OF THE COMPENSATION OF GRACE'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL FOUR
ADVISORY VOTE ON WHETHER THE ADVISORY VOTE TO APPROVE GRACE’S NAMED EXECUTIVE OFFICER COMPENSATION SHOULD OCCUR EVERY ONE, TWO OR THREE YEARS
Under Section 14A of the Exchange Act, our stockholders are entitled to indicate how frequently we should seek an advisory vote to approve the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this Proxy Statement. Accordingly, we are asking whether the advisory vote should occur every year, every two years or every three years. Our Board of Directors asks that you support a frequency period of every year (an annual vote) for future non-binding stockholder votes on compensation of our named executive officers.
In making its recommendation, our Board of Directors believes that an advisory vote every year will be the most effective timeframe for Grace to respond to stockholders’ feedback and provide Grace with sufficient time to engage with stockholders to understand and respond to the vote results.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A FREQUENCY OF “ONE YEAR” FOR FUTURE NON-BINDING STOCKHOLDER VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL FIVE
APPROVAL OF GRACE'S EXECUTIVE ANNUAL INCENTIVE COMPENSATION PLAN, OR EAICP, INCLUDING THE MATERIAL TERMS OF THE PERFORMANCE MEASURES AVAILABLE UNDER THE EAICP
We are asking for your approval of the Grace Executive Annual Incentive Compensation Plan, or EAICP, including the material terms of the performance measures available under the EAICP, to be effective for 2015 and following years. The approval of the material terms of the performance measures described in the EAICP gives Grace the benefit of the exception for "performance-based compensation" from the annual $1 million limitation on the U.S. income tax deduction under Section 162(m) of the Tax Code for compensation payable to certain "covered employees," provided the requirements for the exemption are otherwise met. To satisfy the performance-based compensation exception, Section 162(m) requires, among other things, such performance measures be approved by stockholders every five years. Accordingly, we are asking stockholders to approve the following resolution:
RESOLVED, that the Grace Executive Annual Incentive Compensation Plan, or EAICP, including the material terms of the performance measures available under the EAICP, is hereby APPROVED.
The EAICP is a cash-based pay-for-performance incentive plan. Its purpose is to motivate and reward executives for their contributions to our performance. The EAICP is designed to promote the attainment of Grace's performance goals. On February 25, 2015, the Compensation Committee adopted the EAICP, which includes the material terms of the performance measures for future grants of performance-based awards thereunder. Since our executive officers are eligible to participate in the EAICP, they have an interest in the approval of this proposal.
Section 162(m) Requirements
Section 162(m) of the Tax Code limits the deductibility of compensation of “covered employees” to $1 million per year unless the compensation qualifies as “performance-based.” "Covered employees" include the chief executive officer and the three other highest paid executive officers listed in the Summary Compensation Table set forth under "Executive Compensation—Compensation Tables" other than the chief financial officer. Incentive compensation constitutes "performance-based compensation" under Section 162(m) if, among other things, the following four conditions are met.

•	the compensation is payable on the attainment of one or more pre-established, objective performance goals;

•	the performance goals are established by a committee that is comprised solely of two or more outside directors;

•	the material terms of the performance criteria on which the performance goals are based are disclosed to and approved by stockholders before payment; and

•	the committee that established the performance goals certifies that the performance goals and other material terms of the award have been satisfied before payment.
We are requesting stockholder approval in order to meet the third requirement listed above.
Summary of the Executive Annual Incentive Compensation Plan (EAICP)
The following summary of the EAICP is qualified in its entirety by reference to the specific provisions of the EAICP, the full text of which is set forth as Appendix A to this Proxy Statement.
Administration. The EAICP is administered by the Compensation Committee. The Compensation Committee selects participants, sets the performance goals and targets, and is responsible for all decisions with respect to payouts.  The Compensation Committee may delegate functions under the

EAICP to one or more officers or a committee of officers to the extent permitted by applicable law including Section 162(m) of the Tax Code and NYSE rules.
Eligibility. Eligible employees are the chief executive officer, other executive officers and other executives selected by the Compensation Committee.
Performance Period. Grace's fiscal year or a portion of such fiscal year established by the Compensation Committee.
Limitation of Benefits. No participant may be granted awards under the EAICP greater than $3 million for any fiscal year, adjusted pro rata for periods shorter than 12 months.
Performance Period, Participant Designation, Performance Goals. No later than 90 days after the beginning of the performance period, or, if earlier, before expiration of 25% of the performance period, the Compensation Committee will determine the performance period, the participants for the performance period and the performance goals for determining the award for each participant.
The Compensation Committee may choose one or more of the following performance criteria:

•	basic or diluted earnings per share of Grace common stock;

•
Adjusted Earnings Per Share of Grace common stock (diluted earnings per share of Grace common stock adjusted for restructuring expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; specified income and expense items related to divested businesses, product lines, and specified other investments; gains and losses on sales of businesses, product lines and specified other investments; and certain discrete tax items);

•	Grace common stock price earnings ratio;

•	total stockholder return;

•	relative total stock return measured against a set peer group;

•	sales (including total sales, net sales and gross sales) of Grace or one (or more) of its operating activities;

•	revenue, operating income, net income of Grace or one (or more) of its operating activities (in each case, either before or after taxes);

•	Grace earnings and/or net income before interest and taxes (EBIT);

•
Adjusted EBIT (net income adjusted for: interest income and expense; income taxes; costs related to Chapter 11 and asbestos; restructuring and repositioning expenses and related asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; specified income and expense items related to divested businesses, product lines, and specified other investments; and gains and losses on sales of businesses, product lines, and specified other investments);

•
Adjusted EBIT Return On Invested Capital (Adjusted EBIT (on a trailing four quarters basis) divided by the sum of net working capital, properties and equipment and specified other assets and liabilities);

•	Grace earnings and/or net income before interest, taxes, depreciation and amortization (EBITDA);

•	Adjusted EBITDA (Adjusted EBIT adjusted for depreciation and amortization);

•	operating or other expense of Grace or one (or more) of its operating activities;

•	gross, operating or cash flow margin of Grace or one (or more) of its operating activities;

•	Segment Gross Margin (gross margin adjusted for pension-related costs included in cost of goods sold);

•
return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity, including return on net assets, return on sales, return on equity and return on invested capital);

•	total cash flow, net cash flow or free cash flow (each as provided by Grace or one (or more) of its operating activities, investing activities, financing activities or any combination thereof);

•
Adjusted Free Cash Flow (net cash provided by or used for operating activities minus capital expenditures plus cash flows related to Chapter 11 and asbestos, cash paid for restructuring and repositioning, accelerated payments under defined benefit pension arrangements, and expenditures for legacy items);

•	economic profit;

•	gross margins and costs;

•	market or industry share;

•	days on hand of inventory;

•	days sales outstanding;

•	days payables outstanding;

•	working capital; or

•	objectively determined measures for: productivity increases, efficiency, new product releases, customer satisfaction, diversity, safety performance or employee engagement, satisfaction or turnover.
All items to be specified in the definitions in the list of performance criteria above will be so specified by the Compensation Committee when the performance goals are established for the performance period. When the Compensation Committee sets the performance goals, it may provide for an adjustment to reflect (or for the exclusion of) extraordinary items, acquisitions, divestitures, asset impairment, capital expenditures, unusual or non-recurring items, cost and expenses related to restructuring and/or repositioning, costs and expenditures related to Chapter 11, costs and expenditures related to asbestos, cost and expenditures related to legacy environmental matters, material tax law changes and/or assessments and the cumulative effect of tax or accounting changes. The performance goals designated by the Compensation Committee may be expressed with respect to Grace's performance or the performance of one or more subsidiaries, divisions, business segments or business units of Grace, and may be expressed in terms of dollars, rates of growth, absolute levels or percentages or ratios expressing relationships between two or more of the performance criteria, period-to-period changes, relative to business plans or budgets, or relative to one or more other companies or one or more indices. Performance goals may be calculated for a year or a portion of a year.
Determination and Payment of Awards. After the end of the performance period, the Compensation Committee reviews actual performance against the pre-established performance goals and determines the extent, if any, to which the performance goals have been met. If performance goals are not met, the participants do not receive any payments under the EAICP. If performance goals are met, the amount of the payout to the participant may, in the discretion of the Compensation Committee, be less than the amount otherwise payable to the participant based on the attainment of the performance goals for the performance period. The Compensation Committee may establish factors to take into consideration in implementing its discretion to reduce the amount of a bonus award, including such factors as individual performance and/or one or more of the performance criteria described above. The Compensation Committee, may not, however, increase the amount of an award otherwise payable to a participant based on the attainment of performance goals for the performance period.
Payment of Awards. Awards are payable on or before March 15 of the year following the period for which the performance is measured.
Change in Control. In connection with a Change in Control of Grace (as defined in the executive severance agreement between each executive officer and Grace), which occurs during a performance period, the Compensation Committee shall take action as to awards under the EAICP for such period as it deems necessary and appropriate to treat participants equitably, including modification or waiver of applicable performance goals, performance criteria, performance periods or awards.
Termination of Employment.     Generally, a participant whose employment terminates prior to an EAICP payout date will not receive an EAICP payment. However, in the discretion of the Compensation Committee, a participant who has more than three months service during a performance period and whose employment terminates prior to the payout date may receive an EAICP award payment if the employment terminates for any of the following reasons: retirement under a Grace retirement plan; death; disability; reduction in force or job elimination, divestment of the participant’s employing unit or other termination not for “cause” (as determined by the Compensation Committee). If a participant whose employment terminates prior to the end of a year receives an EAICP award payment for that year, the amount of the EAICP award payment will generally be prorated for the period of the participant’s service during the year and paid at the time the award is paid to active participants. Except in cases of termination of employment due to death or disability, a terminated participant will receive an award for the year of termination only if the performance goals are certified in writing by the Compensation Committee as having been met for the year. In the case of death or disability, the Compensation Committee may grant an award even if the achievement of the applicable performance goals were not met.
Estimate of Benefits
The amount of incentive compensation to be paid to executives under the EAICP depends on Grace's performance, individual participant performance and the determination of the Compensation Committee, which may decrease, but not increase, the size of any award in its discretion. Accordingly, the amount of incentive compensation to be paid under the EAICP in 2016 for the 2015 performance period is not currently determinable. For 2015, six employees, including the five executive officers named in the Summary Compensation Table set forth herein under "Executive Compensation—Compensation Tables," referred to as the named executive officers, are eligible to participate in the EAICP. For the named executive officers, the maximum incentive awards under the EAICP for 2015 are set forth in the table below. The incentive awards are based on a percentage of base salary under the assumption that the performance goals selected by the Compensation Committee are reached by Grace and do not reflect the exercise of discretion by the Compensation Committee to reduce the payout amounts.

New Plan Benefits Table (2015 Estimated Payouts to Named Executive Officers)

2015 Executive Annual Incentive Compensation Plan
Name and Position	2015 Maximum as Percentage of Base Salary (%)	Estimated Possible Maximum Payout ($)
A. E. Festa	250%	2,437,500
Chairman & Chief Executive Officer

H. La Force III	160%	800,000
Senior Vice President & Chief Financial Officer

G. E. Poling	180%	1,080,000
President & Chief Operating Officer

M. A. Shelnitz	140%	595,000
Vice President, General Counsel & Secretary

K. N. Cole	140%	490,000
Vice President Government Relations & Environment, Health & Safety
Executive Group (6 persons)	n/a	5,927,500
Non-Executive Director Group (9 persons)	n/a	—
Non-Executive Officer Employee Group (0 persons)	n/a	—
Amendment and Termination of the EAICP
Our Board or the Compensation Committee may amend, modify, suspend or terminate the EAICP in whole or in part at any time or from time to time, subject to any requirement of applicable law, including 162(m) of the Tax Code, and any NYSE rule requiring stockholder approval. No amendments to, or termination of, the EAICP shall in any way impair the rights of a participant under any award previously granted without the participant's consent.
Contingent on Stockholder Approval
The EAICP is effective January 1, 2015, subject to approval of Grace's stockholders, in accordance with Tax Code Section 162(m). Awards under the EAICP are contingent on approval of the EAICP by Grace stockholders and will be null and void if such approval is not obtained.
Federal Income Tax Consequences
Under United States income tax laws, participants will realize ordinary income in the year of receipt of payment under the EAICP. We will receive a deduction for the amount constituting ordinary income to the participant, provided that the EAICP and the award satisfy the requirements of Section 162(m) of the Tax Code and subject to other applicable limitations in the Tax Code. It is our intention that the EAICP be construed and administered in a manner that awards under the EAICP that are intended to meet the exception from Section 162(m) as "performance-based compensation" qualify for such exception. However, the rules governing Section 162(m) are complex and subject to different interpretations. Therefore, there is no certainty that awards intended to constitute "performance-based compensation" will in fact meet that exception from Section 162(m). Further, the Compensation Committee may issue awards under the EAICP that are not intended to meet the exception from Section 162(m). The above discussion does not address any other tax considerations such as state, local, foreign, estate or employment taxes.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE EAICP, INCLUDING THE MATERIAL TERMS OF THE PERFORMANCE MEASURES AVAILABLE UNDER THE EAICP.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Business Performance
In 2014, Grace improved key profitability metrics for the fifth consecutive year. During a volatile global macro-economic climate, Grace continued to grow through product innovation, geographic expansion and integration of bolt-on acquisitions while continuing to improve profitability through value pricing, product mix improvements and ongoing productivity enhancements—all while managing the business to maximize cash flow and return on invested capital.
As a result of these efforts, Grace achieved a number of significant milestones in 2014:

•	Sales of $3.24 billion, an increase of 6.0% compared with the prior year;

•	Net income was $276.3 million compared with $256.1 million in the prior year, up 7.9%;

•	Adjusted EBIT was $626.2 million compared with $550.8 million in the prior year, up 13.7%;

•	Diluted earnings per share was $3.63 compared with $3.30 in the prior year, up 10.0%;

•	Adjusted Earnings Per Share was $4.43 compared with $4.39 in the prior year, up 0.9%;

•	Adjusted Free Cash Flow was $452.2 million compared with $429.7 million in the prior year;

•	Adjusted EBIT Return On Invested Capital was 31.2% compared with 27.3% for the prior year;

•	Emergence from Chapter 11 effective February 3, 2014;

•	Successful integration of the UNIPOL polypropylene acquisition completed in December 2013; and

•	Initiated a $500 million share repurchase program completed in 2015.

Adjusted EBIT, Adjusted EPS, Adjusted Free Cash Flow, and Adjusted EBIT Return On Invested Capital do not purport to represent income or liquidity measures as defined under United States generally accepted accounting principles, and should not be considered as alternatives to such measures as an indicator of our performance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Analysis of Operations" in the Financial Supplement included in our Annual Report on Form 10-K for the year ended December 31, 2014 for reconciliation and other information pertaining to Adjusted EBIT, Adjusted EPS and Adjusted EBIT Return On Invested Capital. See "—Compensation Elements—Annual Incentive Compensation Plan—Adjusted Free Cash Flow" for reconciliation and other information pertaining to Adjusted Free Cash Flow.

Executive Summary
We look to reward strong business performance with compensation that will continue to attract, retain and motivate a qualified management team. We believe that this pay for performance link is an attractive component of our compensation and one that we strengthened in 2014.
The principal components of compensation under our executive compensation program are annual base salary, annual cash incentive awards and long-term incentive awards, which consisted of both stock options and performance-based units, or PBUs, in 2014. We use this mix of fixed and variable pay components with different payout forms (cash, stock and stock options) to reward annual and sustained performance. These components afford the committee the necessary flexibility to reward management.
The measures we use to assess our performance for purposes of determining annual cash incentive awards for executive officers are based on our annual operating plan goals and are directly tied to the pay outcomes of our executive officers. For the 2014 Annual Incentive Compensation Plan (AICP), we used the following metrics to quantify performance:

•	Adjusted Earnings Before Interest and Taxes (Adjusted EBIT) (weighted 80%) —This metric is the primary performance measure for the AICP and has been over the past several years.

•
Adjusted Free Cash Flow (weighted 20%) — This metric is calculated as net cash provided by or used for operating activities minus capital expenditures plus the net cash flow from costs related to Chapter 11, cash paid to resolve contingencies subject to Chapter 11, accelerated payments under defined benefit pension arrangements, and expenditures for asbestos-related items.

Based on our 2014 business model and operational and growth initiatives, we believe these measures best reflect our ability to grow our businesses profitably and maximize operational efficiency and cash flow. They also allow us to provide meaningful incentives that are competitive in our industry, encouraging our executives to drive sustained results and long-term stockholder value.
For 2014, our Adjusted EBIT performance was less than target, our Adjusted Free Cash Flow performance was in excess of target and, collectively, our performance was sufficient to fund AICP payments in respect of each metric. The committee exercised its discretion to reduce the funding level in respect of the Adjusted EBIT metric to 50% of target and the Adjusted Free Cash Flow to 172% of target. Accordingly, aggregate AICP payments were funded at 74% of target.
During 2014, we did not implement any substantive changes to our executive compensation program. During 2013, in anticipation of emergence from Chapter 11, we adjusted our compensation program to more closely align the interests of our directors and executive officers with the interests of our stockholders. Specific changes include:

•
Performance Based Units — We revised our long-term incentive program such that 50% of the award value is payable in shares of Grace common stock that are subject to both time-based and performance-based vesting criteria and 50% of the award value is payable in stock options.

•
Stock Ownership Guidelines — We implemented guidelines applicable to Grace directors and certain Grace executives under which they are expected to maintain an ownership position in Grace common stock that is a multiple of their cash retainer, for Grace directors, or base salary, for executives subject to the guidelines.

•
Director Compensation — We revised our director compensation program to better align pay with stockholder interests by eliminating meeting fees and including a recurring annual grant of Grace common stock.

•
Hedging Prohibition — We prohibited our executives and directors from hedging their economic exposures to Grace common stock through put or call options, short sales, derivatives or similar instruments or transactions.

In addition, as specified in our Joint Plan of Reorganization, as approved by the Official Committee of Equity Security Holders and confirmed by the Bankruptcy Court, we awarded special cash bonuses to our executive officers in 2014 in recognition of their performance in managing our Chapter 11 case to a successful conclusion.
CEO Pay At-A-Glance
Mr. Festa's total direct compensation (total compensation less pension changes and other annual compensation) for 2014 was $5,842,646 (excluding a one-time Chapter 11 emergence bonus of $1.5 million) an increase of 21.0% compared with the prior year. The chart below shows the components of pay awarded compared with the prior year. After a review of Mr. Festa's compensation in 2014, including the milestones described above, we increased Mr. Festa's AICP target from 100% to 125% of base salary. For more details about the structure of Mr. Festa's compensation, see "—Compensation Tables—Summary Compensation Table."

Compensation Element	2014 ($)	2013 ($)	Percentage Increase (Decrease) in Compensation Element (%)
Base Salary	975,000	975,000	—
Annual Cash Incentive	824,586	243,750	238.3
Fair Market Value of Option Grant	1,935,708	1,761,324	9.9
Fair Market Value of PBU Grant	2,107,352	1,849,992	13.9
Total Direct Compensation (Standard)	5,842,646	4,830,066	21.0
Chapter 11 Emergence Bonus (One-Time)	1,500,000	n/a	n/a
Total Direct Compensation	7,342,646	4,830,066	52.0
Executive Compensation Philosophy and Objectives
The key objectives of the Grace executive compensation program for executive officers is to incentivize and motivate them to improve our performance, increase stockholder value, and enable us to compete effectively with other firms in attracting, motivating and retaining executives. The incentive compensation portion of the program is designed to align closely the financial interests of our executive officers with those of our stockholders. Because executive officers have a substantial ability to influence business success, we believe that the portion of compensation that is at-risk based on company-wide performance should increase as the level of responsibility increases. We also expect the executive compensation program to be consistent with a culture of ethical conduct, personal integrity and compliance with our policies and applicable law. We require executive officers to set an example for our employees and our other business associates in emphasizing the Grace Core Values in their daily business conduct. The Grace Core Values consist of a commitment to teamwork, performance, integrity, speed and innovation, which, with our overall commitment to safety, are the foundation of our corporate culture.
Say-On-Pay Vote
As a result of the Chapter 11 filing, we have not held an annual meeting of stockholders in several years and, accordingly, have not obtained a say-on-pay advisory vote of the stockholders under Section 14A of the Exchange Act. We expect the committee will consider the results of the say-on-pay vote at the Annual Meeting and future such votes in making compensation decisions for the named executive officers. Prior to our emergence from Chapter 11, our long-term incentive compensation plans were approved on an annual basis by the Bankruptcy Court and the Official Committee of Equity Security Holders.
Setting Compensation
Our Board of Directors has delegated authority for approving and administering the compensation program for executive officers, including the "named executive officers" included in the Summary Compensation Table set forth under "—Compensation Tables," and other members of senior management to the Grace Compensation Committee, referred to as the committee in this Compensation Discussion and Analysis. Our Board has appointed all of the independent members of our Board to serve as members of the committee.
Elements of Compensation
The following table outlines the major elements of compensation in 2014 for the named executive officers:

Compensation Element	Definition	Rationale
Base Salary	Fixed cash compensation paid monthly	Payment for completion of day-to-day responsibilities
Annual Incentive Compensation Plan	Variable cash compensation earned by annual personal performance and achievement of pre-established annual corporate financial performance goals	Builds accountability for achieving annual financial and business results and personal performance goals
Chapter 11 Emergence Bonus	Special one-time cash compensation included in Joint Plan of Reorganization and paid upon emergence from Chapter 11	Rewarded performance and leadership of executive team in managing the multi-year Chapter 11 process to a successful conclusion
Long-Term Incentive Compensation Plan (Stock Options)	Equity compensation with staggered vesting that increases in value with increases in stock price; value is equivalent to 50% of executive officer's long-term incentive	Aligns long-term interests of executive officers and stockholders Encourages executive retention
Long-Term Incentive Compensation Plan (Performance-Based Units)	Equity compensation subject to both time-based and performance-based vesting criteria; value is equivalent to 50% of executive officer's long-term incentive	Builds accountability for sustained financial results Aligns long-term interests of executive officers and stockholders Encourages executive retention
U. S. Defined Contribution Retirement Plans	Savings and Investment Plan (401(k))—Standard tax-qualified defined contribution retirement benefit subject to limitations on compensation and benefits under the Tax Code	Provides U.S. employees with opportunity to save for retirement on tax-advantaged basis with matched contributions from Grace
	Savings and Investment Plan Replacement Payment Plan (nonqualified)	Highly-paid U.S. employees made eligible for the same level of Grace match as all other participants in the Savings and Investment Plan notwithstanding Tax Code limitations
U. S. Defined Benefit Retirement Plans	Pension Plan—Standard tax-qualified pension plan subject to limitations on compensation and benefits under the Tax Code	Provides U.S. employees with retirement income
	Supplemental Executive Retirement Plan (nonqualified)	Highly-paid U.S. employees made eligible for the same benefit formula as all other participants in the Pension Plan notwithstanding Tax Code limitations
Target Compensation Mix
As determined by the committee, our compensation mix at target (shown below for both our CEO and the other named executive officers) involves a compensation mix (at target) that is largely incentive based. The charts below include 2014 base salary, target AICP, and target values for the LTIPs granted in 2014. The Chapter 11 emergence bonuses have been excluded from these charts because they were a one-time grant for multi-year performance during the Chapter 11 proceedings and are not part of our compensation structure on an ongoing basis. The charts below illustrate how the mix of total direct compensation for our named executive officers emphasizes incentive compensation with a significant focus on long-term incentives tied to our long-term performance.

Compensation Benchmarking
In order to gauge market compensation levels and practices, the committee has retained the services of Towers Watson, an independent human resources consulting firm. Periodically, the committee consults with Towers Watson for an assessment of the competitiveness of our executive officer compensation relative to certain benchmark companies in the chemicals, materials and specialty chemicals industry that the committee deems to be our peer group for compensation purposes, and relative to certain broad industry data. The committee selected the peer companies as our compensation peer group based upon their size and global scope, the quality of their executive talent, the likelihood that we compete with them for executive talent and the availability of public information regarding their compensation practices. The committee relies upon the compensation data gathered from the peer group as well as the broad industry data to represent the competitive market for executive talent for our executive officers and does not focus on any specific data or benchmark for guidance when making pay decisions. The committee annually reviews the composition of our compensation peer group to ensure that it remains relevant. For 2014 compensation, the peer group consisted of:

Albemarle Corp.	Olin Corp.
Axiall Corp.	OM Group Inc.
Cabot Corp.	PolyOne Corp.
Celanese Corp.	Rockwood Holdings Inc.
Cytec Industries Inc.	RPM International Inc.
Eastman Chemical Co.	A. Schulman Inc.
Ferro Corp.	Sigma-Aldrich Corp.
FMC Corp.	Valspar Corp.
International Flavors & Fragrances Inc.	Westlake Chemical Corp.
The broad industry data that the committee reviews is included in studies produced by Towers Watson for any given compensation year. The committee uses the chemicals and general industry sections of these studies. These data are used in conjunction with the peer group data to determine market competitive levels for executive officer compensation.
Role of the Compensation Committee
Pursuant to delegation from our Board of Directors the committee is responsible for reviewing and approving the compensation of all executive officers, including:

•	base salary;

•	annual incentive compensation;

•	long-term incentive compensation;

•	employment agreements;

•	severance arrangements;

•	change-in-control agreements; and

•	any special or supplemental benefits not generally available to salaried employees.
The committee also reviews and approves all corporate goals and objectives used in determining the incentive compensation of each executive officer. The committee receives advice and legal and administrative assistance from our human resources department and legal services group in meeting its responsibilities.
In setting an executive officer's compensation level, the committee does not target a specific percentile at which pay levels should be set, as the members believe the market for executive talent includes a wide range of practices. Instead, the committee reviews the distribution of peer group pay practices and broad industry data and determines the appropriate positioning of each executive officer's compensation based on factors including:

•	The executive officer’s role and level of responsibility;

•	The need to attract, motivate and retain world-class leadership;

•	The economic and business environment in which Grace operates;

•	The importance of the executive officer to Grace’s objectives and strategy;

•	Legal and governance requirements and standards related to executive compensation, including internal pay equity with other salaried employees; and

•	With respect to executive officers other than the CEO, the CEO’s recommendation of appropriate compensation levels.
The committee conducts an evaluation of each executive officer's leadership ability, business experience, technical skill and potential to contribute to Grace’s overall performance. In addition, since the number of executive officers is small, the committee is able to spend considerable time with each executive officer outside committee meetings, so the committee members are able to develop strong personal views of each executive officer’s performance and potential. The committee also reviews each executive officer's existing compensation. This information, presented in the form of a "tally sheet," reflects all compensation payable or potentially payable to each executive officer under our compensation program. For each executive officer, the committee reviews the tally sheet, the peer group information, and broad industry data to provide context to the compensation decision. The committee then reviews the recommendation of the CEO, solely with respect to the other executive officers, and makes the compensation determination based on its individual evaluation of each executive officer. Grace executive officers are generally eligible for periodic compensation reviews.
The committee's process for determining the compensation of the CEO is similar to the process it applies to other executive officers. The committee reviews and approves corporate goals and objectives used in determining the compensation of the CEO. The committee evaluates the CEO's performance in light of those goals and objectives and has sole authority to determine the CEO's compensation based on this evaluation. The CEO plays no part in the committee's deliberations or approval of his own compensation. The committee believes the CEO's compensation should be higher than the compensation of other executive officers because the CEO is uniquely positioned to influence all aspects of our operations and performance and the resulting return to our stockholders. In addition, the committee believes that a competitive compensation package that aligns the interests of the CEO with Grace's stockholders is the most effective way to incentivize the CEO and maximize company performance.     The committee's view is consistent with the practices of the compensation peer group companies and the broad industry data that it has reviewed.
Role of the Chief Executive Officer
The CEO proposes compensation levels for the other executive officers. The CEO’s recommendations for the other executive officers are based on his personal review of the factors considered by the committee as described above. Although the CEO’s recommendations are given significant weight, the committee retains full discretion when determining executive officer compensation. Although not a member of the committee, the CEO attends committee meetings and participates in committee deliberations regarding compensation levels for the other executive officers. The CEO is excused from deliberations regarding his own compensation and from the "executive session" portion of each meeting when the committee meets alone or alone with its outside advisors. The CEO is also excused when the committee meets separately with internal advisors from our human resources group.
Role of the Compensation Consultant
In order to add rigor in the process of setting executive officer compensation and to inform the committee of market trends, the committee has engaged the services of Towers Watson to analyze our executive compensation structure and plan designs, and to assess whether our compensation program is competitive and supports the committee’s goal to align the interest of our executive team to the interests of our stockholders.
Specific services provided by Towers Watson in 2014 include:

•	recommend ranges of annual and long-term compensation that are consistent with the committee's compensation philosophy and objectives;

•	recommend companies to be included in the compensation peer group;

•	participate in selected committee meetings;

•	prepare market compensation data for executives and outside directors;

•	advise on current market trends and practices;

•	advise on incentive compensation plan design; and

•	review compensation disclosure.
In addition to services provided to the committee in respect of executive officer and director compensation, management engaged Towers Watson to provide additional services to Grace in an amount that was less than $120,000 during 2014. The committee expects Towers Watson and our executive officers, including our CEO, Chief Human Resources Officer and our General Counsel, and their respective subordinates, to meet, exchange information and otherwise cooperate in the performance of their respective duties outside committee meetings.
The committee has the sole authority to approve the independent compensation consultant’s fees and terms of the engagement. The committee annually reviews its relationship with Towers Watson to ensure independence. The process includes a review of the services Towers Watson provides, the quality of those services, and fees associated with the services during 2014 as well as consideration of the factors impacting independence that the NYSE rules require. In its review, the committee noted no conflicts of interest related to the work of Towers Watson.

Stock Ownership Guidelines
In order to ensure that the long-term financial interests of our directors and executive officers are fully aligned with the long-term interests of our stockholders, our Board has implemented stock ownership guidelines. The guidelines are set forth under "Proposal One—Election of Directors—Corporate Governance—Stock Ownership Guidelines."
Stockholder Engagement
We expect all of our directors to attend our Annual Meetings and be available to answer questions from stockholders at the meetings. Between meetings, we expect Mr. Festa, our Chairman and CEO, and/or Mr. La Force, our Senior Vice President and Chief Financial Officer, to engage with stockholders on a regular basis at industry and financial conferences, road shows, and one-on-one meetings. We will also make Mr. Steffen, our Lead Independent Director, available to meet with stockholders on matters that they believe are better addressed by an independent director.
Compensation Elements
Base Salary
The committee generally reviews base salaries for executive officers every 18 to 24 months. The committee takes into account individual performance, achievement of individual strategic objectives, changes in the breadth or scope of responsibilities, and its review of competitive compensation information described above. In 2014, the committee increased base salaries for certain named executive officers based on the factors described above as set forth in the following table:

Named Executive Officer	Base Salary Rate as of 12/31/2014 ($)	Base Salary Rate as of 12/31/2013 ($)	Percentage Increase in Base Salary Rate (%)
A. E. Festa	975,000	975,000	—
H. La Force III	500,000	470,000	6.4
G. E. Poling	600,000	600,000	—
M. A. Shelnitz	425,000	390,000	9.0
K. N. Cole*	350,000	n/a	n/a
_______________________________________________________________________________

*	Mr. Cole joined Grace in February 2014.
Annual Incentive Compensation
The AICP is a cash-based pay-for-performance incentive plan. Its purpose is to motivate and reward upper- and middle-level employees, including executive officers, for their contributions to our performance. The amount of an individual incentive award payment under the AICP is based upon:

•	the individual's AICP target amount;

•	the funding of the AICP incentive pool based on our performance; and

•	the individual's personal performance.
The committee established 2014 AICP targets in February 2014, based on the performance targets in our 2014 operating plan and after considering the general economic environment in which we expected to be operating during the year.
Consistent with 2013, the committee emphasized both earnings and cash generation performance in setting our annual incentive compensation plan goals. The committee gave substantially more weight to earnings than cash generation because the committee believed that for 2014, earnings performance remained the most important indicator of Grace's business performance. To further emphasize the importance of earnings, the committee established a "trigger" level of earnings performance at 95% of the earnings target, below which the incentive pool would not be funded in respect of the cash generation metric.
For earnings, the committee continued with the Adjusted EBIT measure for earnings (as such term is described in the Annual Report in Item 7 (Management's Discussion and Analysis of Financial Condition and Results of Operations) in the Financial Supplement) used in 2013.
For cash generation, the committee used "Adjusted Free Cash Flow" calculated as net cash provided by or used for operating activities minus capital expenditures plus the net cash flow from costs related to Chapter 11, cash paid to resolve contingencies subject to Chapter 11, accelerated payments under defined benefit pension arrangements, and expenditures for asbestos-related items.
In setting the actual amount of the AICP incentive pool, the committee has discretion to adjust the performance objectives, adjust the calculation of each performance measure or adjust the size of the AICP incentive pool irrespective of the achievement of performance objectives.
The AICP targets for our named executive officers, other than Mr. Festa, remained the same as in 2013 and are as follows:

Named Executive Officer	AICP Target as Percentage of 12/31/14 Base Salary Rate		AICP Target as Percentage of 12/31/13 Base Salary Rate
A. E. Festa	114%	*	100%
H. La Force III	80%		80%
G. E. Poling	90%		90%
M. A. Shelnitz	70%		70%
K. N. Cole**	70%		n/a
_______________________________________________________________________________

*	Effective June 1, 2014, Mr. Festa's AICP target increased from 100% to 125% of his base salary rate. His blended 2014 AICP target was 114%.

**	Mr. Cole joined Grace in February 2014.
Actual awards for executive officers may range from $0 to an amount equal to 200% of the target amount, based on the factors described above.
The target AICP incentive pool is the sum of the target awards of all participants in the AICP. For 2014, 80% of the available AICP incentive pool was established based on our performance in respect of Adjusted EBIT and 20% on performance in respect of Adjusted Free Cash Flow, which aligns the funded amount of our AICP incentive pool with our actual performance. We refer to the relevant targets as the Adjusted EBIT Target and the Cash Target, respectively.
2014 AICP Performance Targets
The amount of the AICP incentive pool is the sum of the amount funded in the Adjusted EBIT Pool and the amount funded in the Adjusted Free Cash Flow Pool. The funding of each pool is determined independently by reference to the Adjusted EBIT Target and Cash Target set forth in the Grace Annual Operating Plan for the one-year performance period as follows:

2014 Performance Targets—Adjusted EBIT

Percentage Funded in Adjusted EBIT Pool* (%)	Grace Performance as a Percentage of Adjusted EBIT Target (%)	Grace Adjusted EBIT Target (in millions $)
200	115.50 or above	735.7
150	105.00	668.9
100	100	637.0
39	94.97	605.0
0	93.40 or below	595.0
_______________________________________________________________________________

*	Actual amount funded to the Adjusted EBIT Pool is prorated on a straight line basis for performance that falls between the performance targets set forth in the table.
2014 AICP Adjusted EBIT
For 2014, the committee exercised its discretion to revise the calculation of Adjusted EBIT for use in determining the Adjusted EBIT portion of the AICP incentive pool to eliminate the effect of items not considered when the performance targets were set. Specifically, the committee reduced actual Adjusted EBIT to eliminate a portion of the positive effect on Adjusted EBIT from the termination of certain postretirement plans, and the decreased funding of the AICP incentive pool resulting from actual 2014 Adjusted EBIT performance being below the target level. This reduction was partially offset by an addition to actual Adjusted EBIT to eliminate the negative effect on Adjusted EBIT attributed to extreme weather during the first quarter of 2014. The committee believes that AICP participants generally should not benefit from or be penalized by items not considered when the performance targets are set that result in large unexpected variances from annual operating plan assumptions.

(in millions $)
Actual 2014 Grace Adjusted EBIT	626.2
Discretionary Reduction by Compensation Committee	(15.6)
2014 AICP Adjusted EBIT	610.6
2014 AICP Performance Targets—Adjusted Free Cash Flow

Percentage Funded in Cash Pool (%)(1)(2)	Grace Performance as a Percentage of Adjusted Free Cash Flow Target (%)	Grace Adjusted Free Cash Flow Targets (in millions $)
200	118 or above	472.0
150	108	432.0
100	100	400.0
50	93	372.0
0	below 93	n/a
_______________________________________________________________________________

(1)	Actual amount funded to the Cash Pool is prorated on a straight line basis for performance that falls between the performance targets set forth in the table.

(2)
Notwithstanding the foregoing, actual Grace performance as a percentage of the ACIP Adjusted EBIT performance target must equal or exceed 95% or the Cash Pool will not be funded, even if the Adjusted Free Cash Flow performance targets set forth in the table are met or exceeded.

2014 AICP Adjusted Free Cash Flow
As set forth in the following table, for 2014, the committee exercised its discretion to revise the calculation of Adjusted Free Cash Flow for use in determining the Adjusted Free Cash Flow portion of the AICP incentive pool.

(in millions $)
Net cash (used for) provided by operating activities	(1,472.1)
Capital Expenditures	(169.8)
Chapter 11 Expenses Paid	31.6
Chapter 11 Emergence Payments, including Accounts Payable	1,348.7
Cash Paid to Settle Deferred Payment Obligation	632.0
Accelerated Defined Payment Pension Plan Contributions	75.0
Expenditures for Asbestos-Related Items	6.8
Actual 2014 Adjusted Free Cash Flow	452.2
Discretionary Reduction by Compensation Committee	(2.5)
2014 AICP Adjusted Free Cash Flow	449.7
Summary 2014 Performance

(in millions $)
Actual 2014 Grace Adjusted EBIT	626.2
Discretionary Reduction by Compensation Committee	(15.6)
2014 AICP Adjusted EBIT (80% of Available Incentive Pool)	610.6
Actual 2014 Adjusted Free Cash Flow	452.2
Discretionary Reduction by Compensation Committee	(2.5)
2014 AICP Adjusted Free Cash Flow (20% of Available Incentive Pool)	449.7
2014 AICP Funding
While actual Adjusted EBIT and actual Adjusted Free Cash Flow as reported grew 13.7% and 5.2%, respectively, compared with 2013, we failed to achieve our AICP Adjusted EBIT target. This resulted in only 74% of the targeted AICP pool being funded, as shown the following table:

2014 AICP Adjusted EBIT (in millions)	$610.6
Interpolated Portion of 80% of AICP Incentive Pool funded in respect of Adjusted EBIT Target	49.7%
2014 AICP Adjusted Free Cash Flow (in millions)	$449.7
Interpolated Portion of 20% of AICP Incentive Pool funded in respect of Adjusted Free Cash Flow Target	172.0%
Total Portion of Target AICP Incentive Pool funded	74%

Actual 2014 AICP payments to the named executive officers are as set forth below:

Name	Actual AICP Payment (74% of Target) ($)
A. E. Festa	824,586
H. La Force III	296,000
G. E. Poling	399,600
M. A. Shelnitz	220,150
K. N. Cole	181,300
Chapter 11 Emergence Bonus
On February 3, 2014, our Joint Plan of Reorganization became effective, concluding our status as a debtor under Chapter 11.  The Joint Plan as approved by the Official Committee of Equity Security Holders and confirmed by the Bankruptcy Court provided $6 million for the payment of special cash bonuses to our executives, including the named executive officers. On February 25, 2014, the committee determined to pay emergence bonuses from this fund to the named executive officers in the following amounts:

Name	Emergence Bonus ($)
A. E. Festa	1,500,000
H. La Force III	750,000
G. E. Poling	750,000
M. A. Shelnitz	1,000,000
K. N. Cole	—
These emergence bonuses were paid in recognition of the outstanding performance and leadership of our executive team in managing one of the longest and most complex Chapter 11 cases to a successful conclusion. The balance of the $6 million was paid to other Grace employees who played a significant role in our restructuring efforts. The emergence bonuses were paid in March 2014.
Long-Term Incentive Compensation
Our Long-Term Incentive Plans, or LTIPs, are designed to motivate and reward our key employees, including our named executive officers, for their contributions to our performance over a multi-year period and align their financial interests with those of our stockholders by making a significant portion of their total compensation variable and dependent upon our sustained financial performance. The target value of the LTIP award for each LTIP participant, with the exception of the CEO, was determined by the committee based on the recommendation of the CEO. The target value of the CEO’s LTIP award was determined by the committee. These target award values were determined by reviewing current market compensation data (as discussed earlier in this report), historical long-term incentive target values, the level of dilution represented by outstanding equity awards and internal pay equity considerations.
Fifty percent of the target award value of the 2014 LTIP is awarded in options to purchase Grace common stock and 50% is awarded in performance based units, or PBUs. The committee generally grants LTIP awards during the first year of the performance period.
Stock Options
Stock options represent 50% of the value of our LTIP awards. The value of stock options is directly related to the increase in value of our stock, so stock options provide direct alignment between the interests of our executive officers and stockholders. In determining the value of stock option awards, the committee used an analysis of stock option value based on an adjusted Black-Scholes option pricing model and reviewed this analysis with Towers Watson. The committee approved the stock option grants included in the 2014 LTIP on May 8, 2014. The exercise price of the options was $92.77, which was the average of the high and low trading prices of Grace common stock on the NYSE on May 8, 2014. The term of the options is five years and they vest over three years in equal annual installments commencing the year after the date of grant.
Performance Based Units
Performance based units, or PBUs, represent 50% of the value of our LTIP awards. The PBUs are share-denominated and the actual number of shares earned by a named executive officer can vary based on the achievement of specified business performance objectives. The value of the PBUs also varies based on the value of our stock. Accordingly, PBUs also provide direct alignment between the interests of our executive officers and stockholders. Specifically, the amount of an individual payout under a PBU is based upon:

•	the individual’s PBU target share amount;

•	the growth in our LTIP Adjusted EBIT over the three-year performance period; and

•	the value of Grace common stock on the payout date.
Payouts to executive officers who are subject to our stock ownership guidelines, including the named executive officers, are payable in shares of Grace common stock. Payouts to other participants are payable in cash.
LTIP Adjusted EBIT
The committee selected Adjusted EBIT as the performance measure for the PBUs, reflecting our focus on long-term operational excellence and quality of earnings. In determining cumulative LTIP Adjusted EBIT growth, Adjusted EBIT for the final year of the performance period may be adjusted in the discretion of the committee to eliminate the effect of changes in accounting, like our adoption of mark-to-market pension accounting, or significant changes in our business, like a significant acquisition or divestment. In order to earn the target payout, our cumulative annual LTIP Adjusted EBIT growth from the 2013 baseline performance to 2016 actual performance must be 30%, to earn the maximum of 200% of the target payout, growth must be 45% and no payout is earned if growth is less than15% as reflected in the following table:

3-Year Cumulative LTIP Adjusted EBIT Growth	2016 LTIP Adjusted EBIT (in millions)	Number of PBU Shares Paid Out (# Shares)
Greater than 45%	Greater than $798.7	200% of PBU Award
45%	$798.7	200% of PBU Award
30%	$716.0	100% of PBU Award
15%	$633.4	50% of PBU Award
Less than 15%	Less than $633.4	—
Pension Plan/Supplemental Executive Retirement Plan
As described below under the caption "—Compensation Tables—Pension Benefits," payments under our tax-qualified pension plan are calculated using annual compensation, including base salary and AICP awards, and years of credited Grace service. For 2014, federal income tax law limits to $260,000 the annual compensation on which benefits under the tax-qualified pension plan may be based. As a result, the committee has implemented a Supplemental Executive Retirement Plan, generally referred to as a SERP, that currently applies to approximately 85 upper level employees, including the executive officers, whose annual compensation exceeds that amount. Under this plan, each such employee will receive the full pension to which that employee would be entitled in the absence of the limitations described above and other limitations imposed under federal income tax law. The SERP is unfunded and is not qualified for tax purposes.
Savings and Investment Plan/Replacement Payment Plan
We generally offer a tax-qualified 401(k)-type Savings and Investment Plan, or S&I Plan, to employees under which they may save a portion of their annual compensation in investment accounts on a pre- or post-tax basis. We currently match 100% of employee savings under the S&I Plan up to 6% of the employee's base salary and annual incentive compensation. The committee believes that a 401(k)-type plan with a meaningful company match is an effective recruiting and retention tool for our employees, including our executive officers. For 2014, federal income tax law limits qualifying annual compensation for 401(k) plan purposes to $260,000. As a result, the committee has implemented an S&I Plan Replacement Payment Plan that currently applies to approximately 60 of our employees, including our executive officers, whose annual compensation exceeds that amount. Under this plan, each such employee will receive the full matching payments to which that employee would be entitled in the absence of the limitations described above and other limitations imposed under federal income tax law.
Executive Personal Benefits
The committee believes that executive personal benefits should be limited. Executive officers are eligible to participate in an executive physical examination program that offers executives an annual comprehensive physical examination within a compressed time period. Mr. Festa has access to corporate aircraft for reasonable personal travel, though he is responsible for paying income taxes on the value of such travel as determined by the Internal Revenue Service.
Change-In-Control Severance Agreements
As described below under the caption "—Compensation Tables—Termination and Change-in-Control Arrangements," we have entered into change-in-control severance agreements with each of the named executive officers. The provisions in these agreements are based on competitive practice and are designed to ensure that the executive officers' interests remain aligned with the interests of our stockholders if a potential change in control occurs. Payments under these agreements are triggered by the involuntary termination of the executive officer's employment without cause (including constructive termination caused by a material reduction in his or her authority or responsibility or by certain other circumstances) following a "change in control." A change in control situation often undermines an executive officer's job security, and it is to our benefit and our stockholders' benefit to encourage our executive officers to seek out beneficial transactions and to remain employed through the closing of any transaction, even though their future employment at Grace may be uncertain. The change-in-control severance agreements are designed to reinforce and encourage the continued attention and dedication of the executive officers to their assigned duties without distraction in the face of potentially adverse circumstances arising from the possibility of a change in control of Grace. Certain terms of these agreements are described below under the caption "—Compensation Tables—Potential Payments Upon Termination or Change-In-Control."
Severance Arrangements
As described below under "—Compensation Tables—Termination and Change-in-Control Arrangements," we have entered into severance arrangements with each of the named executive officers. Payments under these arrangements are triggered by involuntary termination of employment under most circumstances. Our severance arrangements are designed to encourage and reinforce the continued attention and dedication of our executive officers to their assigned duties without undue concern regarding their job security. In the case of Mr. La Force and Mr. Cole, the severance arrangements were negotiated on an arms-length basis prior to the time they joined Grace. The payments required by these arrangements were designed to encourage Mr. La Force and Mr. Cole to join and remain with Grace in lieu of other employment opportunities available to them. Certain terms of these arrangements are described below under the caption "—Compensation Tables—Potential Payments Upon Termination or Change-In-Control."
Executive Salary Protection Plan
As described below under the caption "—Compensation Tables—Potential Payments Upon Termination or Change-In-Control," our Executive Salary Protection Plan provides payments to our named executive officers, or their respective beneficiaries, in the event of their disability or death prior to age 70 while employed by Grace. The plan is designed to encourage the continued attention and dedication of our executive officers to their assigned duties without undue concern regarding their ability to earn a living and support their families in the event of death or disability.
Compensation Policies and Practices Relating to Risk Management
We do not believe that risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on Grace through excessive risk-taking incentives or otherwise. Our compensation program, though tailored to our specific needs, is generally similar to compensation programs used by other companies in our industry. We have many years of experience with the various components of our compensation program, including our incentive plans under which payments may vary based on the performance of the business. We believe these plans, backed by our corporate ethics program and the Grace Core Values, have been successful in aligning the interests of our executives and senior employees with the interests of our stockholders and in encouraging the responsible pursuit of corporate objectives by our employees.
In order to ensure that our executive officer compensation program does not encourage excessive risk-taking, the committee conducts a periodic risk assessment of our compensation plans. The committee believes that several elements of our compensation program mitigate risk, including the use of performance measures based on reasonable targets, the implementation of stock ownership guidelines, the use of severance and change of control agreements and the committee's oversight and discretion regarding incentive compensation.
Deductibility of Executive Compensation
Under the Omnibus Budget Reconciliation Act of 1993, provisions were added to the Tax Code under Section 162(m) that limit the tax deduction for compensation expense in excess of $1 million paid to certain executive officers unless such compensation is "performance-based" and satisfies certain other conditions. Tax deductibility is one criterion the committee considers when establishing compensation plans. The LTIPs are structured with the intention that the compensation payable thereunder will generally qualify as deductible "performance-based" compensation. However, the rules governing Section 162(m) are complex and subject to different interpretations. Therefore, there is not certainty that awards intended to constitute "performance-based compensation" will, in fact, meet that exception from Section 162(m). The committee believes that it is important to preserve the ability to structure compensation plans to meet a variety of corporate objectives even if the compensation is not deductible.

Compensation Committee Report
We, the undersigned members of the Compensation Committee of the Board of Directors of Grace, have reviewed Grace's Compensation Discussion and Analysis for 2014 and have discussed it with Grace management. Based on our review and this discussion, we recommend to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
COMPENSATION COMMITTEE
Jeffry N. Quinn, Chair
H. Furlong Baldwin
Ronald C. Cambre
Robert F. Cummings, Jr.
Marye Anne Fox
Diane H. Gulyas
Janice K. Henry
Christopher J. Steffen
Mark E. Tomkins
Compensation Committee Interlocks and Insider Participation
During 2014, the Compensation Committee of the Board was composed of Messrs. Baldwin, Cambre, Quinn (Chair), Tomkins and Steffen, Dr. Fox and Ms. Henry. During 2015, Mr. Cummings and Ms. Gulyas joined the Compensation Committee. None of these persons is a current or former Grace officer or employee, nor did we have any reportable related party transactions with any of these persons. None of our executive officers serves or in the past has served as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving, or in the past having served, on our Board of Directors or the Compensation Committee.

Compensation Tables
Summary Compensation Table
The following table sets forth the compensation we paid for the periods indicated to our Chief Executive Officer, our Chief Financial Officer and each of our other three most highly compensated executive officers who were executive officers as of December 31, 2014, determined by reference to the total compensation earned by such individuals for 2014 (reduced by the amount set forth in the table below under the caption "Change in Pension Value and Nonqualified Deferred Compensation Earnings").

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(a) ($)	Option Awards(a) ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings(c) ($)	All Other Compensation(d) ($)	Total ($)
						AICP(b)	LTIP(b)
A. E. Festa	2014	975,000	1,500,000	2,107,352	1,935,708	824,586	—	1,221,000	104,885	8,668,531
Chairman & Chief	2013	975,000	—	1,849,992	1,761,324	243,750	—	57,000	162,603	5,049,669
Executive Officer	2012	975,000	—	—	2,381,400	848,250	1,499,985	798,000	162,811	6,665,446

H. La Force III	2014	487,500	750,000	409,032	375,757	296,000	—	281,000	36,305	2,635,594
Senior Vice President	2013	453,333	—	399,986	380,834	94,000	—	64,000	46,572	1,438,725
& Chief Financial Officer	2012	430,000	—	—	587,990	299,280	309,997	170,000	53,275	1,850,542

G. E. Poling	2014	600,000	750,000	743,820	683,192	399,600	—	1,594,000	45,515	4,816,127
President & Chief	2013	579,167	—	749,993	714,046	135,000	—	—	62,004	2,240,210
Operating Officer	2012	550,000	—	—	1,190,700	430,650	382,496	1,222,000	70,375	3,846,221

M. A. Shelnitz	2014	410,417	1,000,000	272,688	250,497	220,150	—	874,000	29,355	3,057,107
Vice President, General	2013	383,750	—	275,038	261,820	68,250	—	—	38,143	1,027,001
Counsel & Secretary	2012	375,000	—	—	396,900	228,375	239,998	571,000	41,875	1,853,148

K. N. Cole	2014	312,981	—	399,863	378,192	181,300	—	50,000	14,330	1,336,666
Vice President, Government Relations & EHS
_______________________________________________________________________________

(a)
Amounts reflect the aggregate grant date fair value of performance-based unit awards (in the “Stock Awards” column) and option awards (in the “Option Awards” column), in each case computed in accordance with FASB ASC Topic 718, "Compensation—Stock Compensation." In the case of performance-based units, the amounts shown in the Stock Awards column are based on an estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718 assuming the target level of performance conditions is achieved and excluding the effect of estimated forfeitures. The values of the performance-based unit awards at the grant date if the highest level of performance conditions is achieved would be as follows: Mr. Festa - $4,214,704; Mr. La Force - $818,064; Mr. Poling - $1,487,640; Mr. Shelnitz - $545,376; and Mr. Cole - $396,704. The assumptions used to calculate the compensation expense reported for 2014 are described in the Annual Report on Form 10-K for the year ended December 31, 2014, in Item 8 (Financial Statements and Supplementary Data) in the Financial Supplement under Note 16 (Stock Incentive Plans) to the Consolidated Financial Statements and are incorporated herein by reference.

(b)
The 2014 amount consists of earned payments pursuant to the 2014 Annual Incentive Compensation Plan (AICP). Since the 2010-2012 LTIP, for which a final payment was made in March 2013, we have not awarded cash LTIPs.

(c)
The 2014 amount consists of the aggregate change in the actuarial present value of the individual's accumulated benefit under the Grace Pension Plan and Grace Supplemental Executive Retirement Plan (SERP) from December 31, 2013, to December 31, 2014, assuming a 3.95% discount rate and retirement at age 62 with benefits payable on a straight life annuity basis and other assumptions used for financial reporting purposes under generally accepted accounting principles as described in the Annual Report on Form 10-K for the year ended December 31, 2014 in Item 8 (Financial Statements and Supplementary Data) in the Financial Supplement under Note 9 (Pension Plans and Other Postretirement Benefits Plans) to the Consolidated Financial Statements. Negative amounts are not reflected in the table pursuant to SEC rules. Although these amounts appear as a lump sum, they are generally paid as an annuity. The amount reported is an accounting value and was not realized by the individual in cash during 2014. The amounts include benefits that the individual may not currently be entitled to receive because the executive is not vested in such benefits. No executive officer received preferential or above market earnings on nonqualified deferred compensation.

Name	Change in Pension Plan Value ($)	Change In SERP Value ($)	Total Change in Pension Value ($)
A. E. Festa	133,000	1,088,000	1,221,000
H. La Force III	83,000	198,000	281,000
G. E. Poling	379,000	1,215,000	1,594,000
M. A. Shelnitz	323,000	551,000	874,000
K. N. Cole	36,000	14,000	50,000

(d)	The 2014 amount consists of the following:

Name	Personal Benefits* ($)	S&I Plan Matching Payments ($)	S&I Plan Replacement Payments ($)	Liability Insurance ($)	Total ($)
A. E. Festa	30,345	15,600	57,525	1,415	104,885
H. La Force III	n/a	15,600	19,290	1,415	36,305
G. E. Poling	n/a	15,600	28,500	1,415	45,515
M. A. Shelnitz	n/a	14,820	13,120	1,415	29,355
K. N. Cole	n/a	10,500	3,179	651	14,330
_______________________________________________________________________________

*
Consists of our aggregate incremental cost of providing perquisites and other personal benefits or property if the aggregate amount of personal benefits provided to the individual equaled or exceeded $10,000. For Mr. Festa, amount consists of personal use of Grace-provided aircraft, calculated based on personal-use flight hours as a percentage of total flight hours charged to Grace.

Grants of Plan-Based Awards in 2014
The following table provides information regarding grants under our Annual Incentive Compensation Plan, or AICP, and Long Term Incentive Plan, or LTIP, to the executive officers named in the Summary Compensation Table above during 2014.

Name	Plan	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Award(s)			All Other Option Awards: Number of Securities Underlying Options (#)(c)	Exercise or Base Price of Option Awards ($/Sh)(d)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(e)

			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(b)	Target (#)(b)	Maximum (#)(b)
A. E. Festa	2014 AICP	n/a	—	1,111,500	2,223,000	—	—	—	—	—	—	—
	2014 LTIP (Option)	5/8/2014	—	—	—	—	—	—	91,624	92.77	92.00	1,935,708
	2014 LTIP (PBU)	5/8/2014	—	—	—	11,453	22,906	45,812	—	—	—	2,107,352
H. La Force III	2014 AICP	n/a	—	400,000	800,000	—	—	—	—	—	—	—
	2014 LTIP (Option)	5/8/2014	—	—	—	—	—	—	17,786	92.77	92.00	375,757
	2014 LTIP (PBU)	5/8/2014	—	—	—	2,223	4,446	8,892	—	—	—	409,032
G. E. Poling	2014 AICP	n/a	—	540,000	1,080,000	—	—	—	—	—	—	—
	2014 LTIP (Option)	5/8/2014	—	—	—	—	—	—	32,338	92.77	92.00	683,192
	2014 LTIP (PBU)	5/8/2014	—	—	—	4,043	8,085	16,170	—	—	—	743,820
M. A. Shelnitz	2014 AICP	n/a	—	297,500	595,000	—	—	—	—	—	—	—
	2014 LTIP (Option)	5/8/2014	—	—	—	—	—	—	11,857	92.77	92.00	250,497
	2014 LTIP (PBU)	5/8/2014	—	—	—	1,482	2,964	5,928	—	—	—	272,688
K. N. Cole	2014 AICP	n/a	—	245,000	490,000	—	—	—	—	—	—	—
	2013 LTIP (Option)	2/10/2014	—	—	—	—	—	—	8,310	96.27	97.02	196,019
	2014 LTIP (Option)	5/8/2014	—	—	—	—	—	—	8,623	92.77	92.00	182,173
	2013 LTIP (PBU)	2/10/2014	—	—	—	1,039	2,077	4,154	—	—	—	201,511
	2014 LTIP (PBU)	5/8/2014	—	—	—	1,078	2,156	4,312	—	—	—	198,352
_______________________________________________________________________________

(a)	Amounts are based on base salary rates in effect at the end of the performance period. Actual payments pursuant to the 2014 AICP are reflected in the Summary Compensation Table above.

(b)
The number of performance-based units that are earned, if any, will be determined after the close of the performance period and will be based on performance for fiscal years 2014 to 2016 for awards under the 2014 LTIP and 2013 to 2015 for awards to Mr. Cole under the 2013 LTIP in connection with his joining Grace.

(c)
Options awarded under the 2014 LTIP are exercisable in one-third increments on May 8, 2015, May 6, 2016 and May 8, 2017. Options awarded under the 2013 LTIP to Mr. Cole in connection with his joining Grace are exercisable in one-third increments on February 10, 2015, February 10, 2016 and February 10, 2017.

(d)	The exercise price was determined based on the average of the high and low trading prices of Grace common stock on the NYSE on the grant date.

(e)	The grant date fair value is generally the amount that Grace would expense in its financial statements over the award's service period, but does not include a reduction for forfeitures.
2014 Annual Incentive Compensation Plan (AICP)
The AICP is a cash-based pay-for-performance incentive plan. Awards under the AICP are allocated from the incentive pool, the amount of which is determined by the extent to which business performance objectives are achieved. The committee has discretion to establish or increase the size of the incentive pool even if performance objectives are not achieved. Once the incentive pool is established, an executive officer's award payment is determined based on the individual's target award, performance and other factors determined by the committee.
In order to receive an AICP award payment for a specific calendar year, employees generally must be actively employed by Grace through the payout date, which is typically in March of the following year. See "—Potential Payments Upon Termination or Change-In-Control" and "—Termination and Change-in-Control Arrangements" for a description of the circumstances under which AICP payments would be made upon termination of an executive's employment with Grace.
Long-Term Incentive Plan (LTIP)
Our long-term incentive plans are multi-year, pay-for-performance incentive plans. Awards under our 2014-2016 LTIP consisted of a performance-based unit award and an award of stock options under our 2014 Stock Incentive Plan.
Outstanding Equity Awards at Fiscal Year End 2014
The following table provides information regarding outstanding stock options held by the executive officers named in the Summary Compensation Table above as of December 31, 2014.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)	Equity Incentive Plan Awards: Payout Value of Unearned Units That Have Not Vested ($)
A. E. Festa	—	—		—	—	45,812	4,370,007	(a)
	—	—		—	—	24,134	2,302,142	(b)
	—	91,624	(c)	92.770	5/8/2019	—	—
	30,329	60,657	(d)	76.655	5/2/2018	—	—
	108,000	54,000	(e)	48.450	6/28/2017	—	—
	264,290	—		42.255	5/5/2016	—	—
	200,000	—		27.745	5/5/2015	—	—
H. La Force III	—	—		—	—	8,892	848,208	(a)
	—	—		—	—	5,218	497,745	(b)
	—	17,786	(c)	92.770	5/8/2019	—	—
	6,558	13,115	(d)	76.655	5/2/2018	—	—
	26,668	13,332	(e)	48.450	6/28/2017	—	—
	50,000	—		42.255	5/5/2016	—	—
	40,000	—		27.745	5/5/2015	—	—
G. E. Poling	—	—		—	—	16,170	1,542,456	(a)
	—	—		—	—	9,784	933,296	(b)
	—	32,338	(c)	92.770	5/8/2019
	12,296	24,590	(d)	76.655	5/2/2018	—	—
	54,000	27,000	(e)	48.450	6/28/2017	—	—
	10,000	—		41.250	11/3/2016	—	—
	60,000	—		42.255	5/5/2016	—	—
	66,938	—		27.745	5/5/2015	—	—
M. A. Shelnitz	—	—		—	—	5,928	565,472	(a)
	—	—		—	—	3,588	342,259	(b)
	—	11,857	(c)	92.770	5/8/2019	—	—
	4,509	9,016	(d)	76.655	5/2/2018	—	—
	18,000	9,000	(e)	48.450	6/28/2017	—	—
	35,000	—		42.255	5/5/2016	—	—
	42,000	—		27.745	5/5/2015	—	—
K. N. Cole	—	—		—	—	4,312	411,322	(a)
	—	—		—	—	2,077	198,125	(b)
	—	8,310	(f)	96.270	2/10/2024	—	—
	—	8,623	(c)	92.770	5/8/2019	—	—
_______________________________________________________________________________

(a)
Market value of performance-based units that have not been earned is based on the December 31, 2014, closing market price of Grace common stock of $95.39 per share. The performance-based units will be earned or forfeited on December 31, 2016, based on Grace performance from fiscal year 2014 through fiscal year 2016. Performance for fiscal year 2014 was at a level in excess of one-third of maximum performance; therefore, the maximum payout amounts are shown.

(b)
Market value of performance-based units that have not been earned is based on the December 31, 2014, closing market price of Grace common stock of $95.39 per share. The performance-based units will be earned or forfeited on December 31, 2015, based on Grace performance from fiscal year 2013 through fiscal year 2015. Performance for fiscal years 2013-2014 was at a level in excess of two-thirds of threshold performance but less than two-thirds of target performance; therefore, the target payout amounts are shown.

(c)	Options are exercisable in one-third increments on May 8, 2015, May 6, 2016, and May 8, 2017.

(d)	Options are exercisable in one-third increments on May 2, 2014, May 1, 2015 and May 2, 2016.

(e)	Options are exercisable in one-third increments on June 28, 2013, June 27, 2014 and June 29, 2015.

(f)	Options are exercisable in one-third increments on February 10, 2015, February 10, 2016 and February 10, 2017.
Option Exercises and Stock Vested in 2014
The following table provides information regarding the exercise of options held by the executive officers named in the Summary Compensation Table above during 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
A. E. Festa	170,736	13,907,050	—	—
H. La Force III	48,994	4,009,682	—	—
G. E. Poling	—	—	—	—
M. A. Shelnitz	40,590	3,605,603	—	—
K. N. Cole	—	—	—	—
Pension Benefits
The following table provides information regarding benefits under our Retirement Plan for Salaried Employees, or Pension Plan, our Supplemental Executive Retirement Plan, or SERP, and any supplemental pension arrangements under employment agreements for the executive officers named in the Summary Compensation Table above.

Name	Plan Name	Number of Years Credited Service (years)	Present Value of Accumulated Benefit* ($)	Payments During Last Fiscal Year ($)
A. E. Festa	Pension Plan	11.08	447,000	—
	SERP	11.08	3,746,000	—
H. La Force III	Pension Plan	6.75	228,000	—
	SERP	6.75	550,000	—
G. E. Poling	Pension Plan	35.42	1,679,000	—
	SERP	35.42	5,530,000	—
M. A. Shelnitz	Pension Plan	31.17	1,326,000	—
	SERP	31.17	2,374,000	—
K. N. Cole	Pension Plan	0.83	36,000	—
	SERP	0.83	14,000	—
_______________________________________________________________________________

*
Amounts comprise the actuarial present value of the executive officer's accumulated benefit under the Pension Plan and SERP as of December 31, 2014, assuming a 3.95% discount rate and retirement at age 62 with benefits payable on a straight life annuity basis and other assumptions used for financial reporting purposes under generally accepted accounting principles as described in the Annual Report on Form 10-K for the year ended December 31, 2014, in Item 8 (Financial Statements and Supplementary Data) in the Financial Supplement under Note 9 (Pension Plans and Other Postretirement Benefits Plans) to the Consolidated Financial Statements. The Pension Plan and SERP provide for a reduction in pension benefits to employees that elect early retirement ranging from a 17% reduction for retirement at age 55 to no reduction for retirement at age 62. Although these amounts appear as a lump sum, they are generally paid as an annuity. The amount reported is an accounting value and was not realized by the individual in cash during 2014. The amounts include benefits that the individual may not currently be entitled to receive because the executive is not vested in such benefits.

Retirement Plan for Salaried Employees
Full-time salaried employees who are 21 or older and who have one or more years of service are eligible to participate in our Retirement Plan for Salaried Employees, or Pension Plan. Under this basic retirement plan, pension benefits are based upon (a) the employee's average annual compensation for the 60 consecutive months in which his or her compensation is highest during the last 180 months of continuous participation, and (b) the number of years of the employee's credited Grace service. At age 62, a participant is entitled to full benefits under the Pension Plan but a participant may elect reduced payments upon early retirement beginning at age 55. For purposes of the Pension Plan, compensation generally includes base salary and AICP awards; however, for 2014, federal income tax law limits to $260,000 the annual compensation on which benefits under the Pension Plan may be based. The Pension Plan is further described in Item 8 (Financial Statements and Supplementary Data) in the Financial Supplement under Note 9 (Pension Plans and Other Postretirement Benefits Plans) to the Consolidated Financial Statements and in Item 7 (Management's Discussion and Analysis of Financial Condition and Results of Operations under the caption "Financial Condition, Liquidity, and Capital Resources—Employee Benefit Plans—Defined Benefit Pension Plans") in the Financial Supplement.
Supplemental Executive Retirement Plan
We also have an unfunded, nonqualified Supplemental Executive Retirement Plan, or SERP, under which an employee will receive the full pension to which he or she would be entitled in the absence of the limitations described above and other limitations imposed under federal income tax law. In addition, the SERP recognizes deferred base salary, deferred annual incentive compensation awards and, in some cases, periods of employment during which an employee was ineligible to participate in the basic retirement plan. In respect to payments, the SERP generally operates in the same manner as the Pension Plan. Since 2001, we have not permitted deferrals of base salary or incentive compensation. The SERP is further described in Item 8 (Financial Statements and Supplementary Data) in the Financial Supplement under Note 9 (Pension Plans and Other Postretirement Benefits Plans) to the Consolidated Financial Statements and in Item 7 (Management's Discussion and Analysis of Financial Condition and Results of Operations under the caption "Financial Condition, Liquidity, and Capital Resources—Employee Benefit Plans—Defined Benefit Pension Plans") in the Financial Supplement.
Non-Qualified Deferred Compensation Plan
The following table summarizes the compensation deferred by the named executive officer pursuant to the provisions of Grace's incentive compensation plan in 1998, under which certain employees were permitted to voluntarily defer receipt of shares of Grace common stock. Such deferred shares were contributed to a "rabbi trust" held for the benefit of the deferred compensation plan participants. Shares held in the plan are fully vested and may be distributed to the plan beneficiary upon retirement or termination of service with us. Since 1998, executives may no longer defer receipt of shares under the plan, although existing balances remain in place.

Fiscal Year 2014 Non-Qualified Deferred Compensation

Name	Executive Contributions in Fiscal Year 2014 ($)	Registrant Contributions in Fiscal Year 2014 ($)	Aggregate Earnings in Fiscal Year 2014 ($)		Aggregate Withdrawals/ Distributions in Fiscal Year 2014 ($)	Aggregate Balance at Fiscal Year 2014 End ($)
M. A. Shelnitz	—	—	(32,784)	(a)	—	898,655	(b)
_______________________________________________________________________________

(a)
Amount represents the decrease in value of 9,420.8496 shares of Grace common stock held in the plan based on the closing prices of Grace common stock on December 31, 2013, of $98.87 and December 31, 2014, of $95.39. Amounts reflected are not included in the Summary Compensation Table above because the earnings are not "above market."

(b)	Amount represents the value of 9,420.8496 shares of Grace common stock held in the plan based on the closing price of Grace common stock on December 31, 2014, of $95.39.
Potential Payments Upon Termination or Change-In-Control
The following table sets forth potential payments to executive officers named in the Summary Compensation Table above in the event of the listed events, calculated under the assumption that employment terminated on the last day of 2014. The following table does not include payments pursuant to contracts, agreements, plans and arrangements that do not discriminate in scope, terms or operation, in favor of executive officers and that are available generally to all salaried employees. The value of payments to be made following termination of employment pursuant to the Grace Retirement Plan and the Grace SERP are described above under the caption "—Pension Benefits." The value of payments to be made following termination of employment pursuant to Mr. Shelnitz's deferred shares arrangement are described above under the caption "—Non-Qualified Deferred Compensation Plan."

Name	Involuntary Termination Without Cause ($)(a)	Change-in-Control ($)(b)	Involuntary Termination Without Cause Following Change-in- Control ($)(c)(d)	Death ($)(c)(e)	Disability ($)(c)(f)
A. E. Festa	3,412,500	3,911,224	10,063,095	3,238,096	2,570,596
H. La Force III	750,000	918,113	3,573,198	973,198	648,199
G. E. Poling	1,200,000	1,812,800	4,839,273	1,479,273	999,273
M. A. Shelnitz	850,000	622,440	2,787,418	747,418	428,667
K. N. Cole	525,000	22,592	2,230,637	550,637	355,544
_______________________________________________________________________________

(a)
Consists: (i) in the case of Mr. Festa, of minimum severance payments pursuant to his employment agreement as described below under "—Termination and Change-in-Control Arrangements—CEO Severance Arrangements;" and (ii) in the case of the other executive officers, minimum severance payments pursuant to severance agreements as described below under "—Termination and Change-in-Control Arrangements—Other Executive Officer Severance Arrangements." Amount excludes LTIP payments (in amounts set forth below in footnote (c)) and/or AICP payments that executive officers may receive in the discretion of the Compensation Committee as described below under "—Termination and Change-in-Control Arrangements."

(b)	Upon change-in-control, stock options immediately become fully vested and exercisable. Amount shown represents the in-the-money value of unvested stock options as of December 31, 2014.

(c)
Includes payments under the 2013-2015 and 2014-2016 Performance-based Units (PBUs) calculated as described below under "—Termination and Change-in-Control Arrangements—Long Term Incentive Plan (Amended and Restated 2011 and 2014 Stock Incentive Plans—Performance-based Unit (PBU) Awards)" under the assumption that the PBUs pay out at the target amount as follows:

Name	2013-2015 PBUs ($)	2014-2016 PBUs ($)
A. E. Festa	1,534,761	728,334
H. La Force III	331,830	141,368
G. E. Poling	622,197	257,076
M. A. Shelnitz	228,173	94,245
K. N. Cole	132,083	68,554

(d)	Includes contractual payments pursuant to each executive's respective Change-in-Control Severance Agreement calculated under the assumption that no excise tax will apply as follows:

Name	Change-in-Control Severance Payments ($)
A. E. Festa	7,800,000
H. La Force III	3,100,000
G. E. Poling	3,960,000
M. A. Shelnitz	2,465,000
K. N. Cole	2,030,000

(e)
Includes the sum of payments under the Grace Executive Salary Protection Plan ("ESPP") during the first year following death. Amount excludes AICP payments executive officers may receive under certain circumstances in the discretion of the Compensation Committee as described below under "—Termination and Change-in-Control Arrangements." During subsequent years after death until the specified termination year (reflecting the executive officer's age as of December 31, 2014), the sum of payments each year would be as follows:

Name	ESPP Payments Each Year Following Year of Death ($)	Year of Termination of Payments*
A. E. Festa	487,500	2025
H. La Force III	250,000	2025
G. E. Poling	300,000	2021
M. A. Shelnitz	212,500	2024
K. N. Cole	175,000	2024
_______________________________________________________________________________

*	Payments terminate 10 years following death; provided however, if the executive officer is over age 55 at the time of death, the duration of payments is reduced.

(f)
Includes sum of payments under the ESPP during the first year following disability, assuming the executive officer remains disabled for at least 12 consecutive months. Amounts reflect the offset of expected payments under Grace's long-term and short-term disability plans that are based, in part, on the duration of the executive officer's employment. Amount excludes AICP payments they may receive under certain circumstances in the discretion of the Compensation Committee as described below under "—Termination and Change-in-Control Arrangements—Annual Incentive Compensation Plan." During subsequent years after disability until the specified termination year or earlier death or end of disability, the sum of payments each year would be:

Name*	ESPP Payments Each Year Following Year of Disability ($)	Year of Termination of Payments
A. E. Festa	225,000	2024
H. La Force III	50,000	2029
M. A. Shelnitz	42,500	2023
K. N. Cole	35,000	2023
_______________________________________________________________________________

*
Due to the offset of expected payments under Grace's long-term and short-term disability plans, Grace expects that Mr. Poling would not receive any additional payments under the ESPP after the first year of disability.

Termination and Change-in-Control Arrangements
Change-in-Control Severance Agreements
We have entered into change-in-control severance agreements with all of our executive officers, which renew automatically unless our Board elects not to renew them. These agreements generally provide that in the event of the involuntary termination of the individual's employment without cause (including constructive termination caused by a material reduction in his or her authority or responsibility or by certain other circumstances) following a "change-in-control," he or she will generally receive a severance payment equal to three times the sum of his or her annual base salary plus target annual incentive compensation, subject to reduction, pro rata in the case of an executive officer who is within 36 months of normal retirement age (65) or, under certain circumstances, to minimize the effect of certain excise taxes if applicable. For purposes of the severance agreements, "change-in-control" means the acquisition of 20% or more of the outstanding Grace common stock (but not if such acquisition is the result of the sale of common stock by Grace that has been approved by our Board), the failure of Board-nominated directors to constitute a majority of any class of our Board of Directors, the occurrence of a transaction in which the Grace stockholders immediately preceding such transaction do not own more than 50% of the combined voting power of the entity resulting from such transaction, or the liquidation or dissolution of Grace. The severance amount would be paid in a single lump-sum after termination. Our change-in-control severance agreements do not provide for any "gross up" or other payments in respect of taxes owed by our executive officers following a termination of employment. The description of the severance agreements in this Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the form of such agreement, which has been filed with the SEC.
CEO Severance Arrangements
Under the terms of Mr. Festa's employment agreement, if we terminate Mr. Festa's employment without cause, or he terminates his employment as a result of constructive discharge, he would be entitled to a severance payment equal to two times a dollar amount equal to 175% of his annual base salary at the time of his termination. The severance amount would be paid in installments over a period of 24 months; however, at Mr. Festa's option, as approved by the Compensation Committee, the entire severance amount may be paid in a single lump-sum after termination. Severance payments under Mr. Festa's employment agreement are contingent upon Mr. Festa's execution of an agreement releasing Grace from liabilities related to Mr. Festa's employment by Grace. The description of Mr. Festa's employment agreement in this Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the agreement, which has been filed with the SEC.
Other Executive Officer Severance Arrangements
We have entered into severance arrangements with Messrs. La Force, Poling, Shelnitz and Cole. Under the terms of the severance arrangements applicable to these named executive officers, in the event of the involuntary termination of the executive officer's employment under circumstances that would qualify the executive officer for severance pay under the severance plan that generally covers our salaried employees, the executive officer would be entitled to severance pay equal to two times his annual base salary, in the case of Messrs. Poling and Shelnitz, or one and one-half times his annual base salary, in the case of Messrs. La Force and Cole. The severance amount would be paid in installments in the form of salary continuation, provided that an executive officer could elect to receive the entire severance amount as a single lump sum after termination in conjunction with the termination of certain employee benefit coverage. Severance payments are contingent upon the named executive officer's execution of an agreement releasing Grace from liabilities related to his or her employment by Grace. Other than with respect to the amount of severance, the severance arrangements for these named executive officers are the same. The description of the severance arrangements in this Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the severance arrangements and the Grace Severance Pay Plan for Salaried Employees, each of which has been filed with the SEC.

Executive Salary Protection Plan
All executive officers participate in the Executive Salary Protection Plan which provides that, in the event of a participant's disability or death prior to age 70, we will continue to pay all or a portion of base salary to the participant or a beneficiary for a period based on the participant's age at the time of disability or death. Payments under the plan may not exceed 100% of base salary for the first year and 60% thereafter in the case of disability (50% in the case of death). Any payment under the plan as a result of disability would be reduced by the amount of disability income received under Grace's long-term and short-term disability plans that are generally applicable to U.S. salaried employees. The payments would be paid in installments in the form of salary continuation. The description of the plan in this Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the text of the Executive Salary Protection Plan, as amended, which is filed with the SEC.
Annual Incentive Compensation Plan
An employee whose employment terminates prior to an AICP payout date will generally not receive an AICP payment. However, an employee whose employment terminates prior to the payout date may receive an AICP award payment in the discretion of the Compensation Committee. If an employee whose employment terminates prior to the end of a year receives an AICP award payment for that year, the amount of the AICP award payment will generally be prorated for the period of the employee's service during the year and paid at the time the award is paid to active Grace employees.
Long Term Incentive Plan (Amended and Restated 2011 and 2014 Stock Incentive Plans—Performance-based Unit (PBU) Awards)
An employee whose employment terminates prior to the payout date will forfeit any unpaid PBU award payment if employment terminates for any of the following reasons:

•	voluntary termination without the consent of the Compensation Committee;

•	retirement under a Grace retirement plan prior to age 62 without the consent of the Compensation Committee; or

•	termination for cause.
An employee whose employment terminates prior to the payout date will receive a PBU award payment if employment terminates for any of the following reasons:

•	retirement under a Grace retirement plan either at or after age 62;

•	death or disability; or

•
involuntary termination after a change in control of Grace ("change in control" means that a person beneficially owns 20% or more of the outstanding Grace common stock (but not if such ownership is the result of the sale of Grace common stock by Grace that has been approved by our Board or pursuant to a plan of reorganization that is confirmed and effective), the failure of Board-nominated directors to constitute a majority of any class of our Board of Directors, the occurrence of a corporate transaction in which the Grace stockholders immediately preceding such transaction do not own more than 50% of the combined voting power of the entity resulting from such transaction, or the liquidation or dissolution of Grace).

In the discretion of the Compensation Committee, an employee whose employment terminates for a reason that is not described above (i.e. involuntary termination not for cause or transfer to the buyer of a Grace business unit) prior to the payout date may receive a PBU award payment. If an employee whose employment terminates prior to the end of a PBU performance period receives a PBU award payment for that performance period, the amount of the PBU award payment will generally be prorated for the period of the employee's service during the performance period and paid at the time the award is paid to active Grace employees. The description of the Amended and Restated 2011 and 2014 Stock Incentive Plans and the PBU Awards in this Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the text of the Amended and Restated 2011 and 2014 Stock Incentive Plans and the Form of Performance-based Unit Grant Agreement which are filed with the SEC.
Long Term Incentive Plan (2000, 2011, Amended and Restated 2011 and 2014 Stock Incentive Plans—Stock Option Awards)
Any stock option held by an employee whose employment terminates prior to exercise will terminate:

•	when employment terminates, if employment terminates voluntarily, without the consent of the Compensation Committee, or for cause;

•	three years after employment terminates, if employment terminates due to death or incapacity;

•
three years after employment terminates, if employment terminates due to retirement under a Grace retirement plan, provided the employee continues to serve Grace until the first installment of the stock option becomes exercisable; or

•
three months (subject to extension by the Compensation Committee for up to three years) after employment terminates, if employment terminates for another reason; provided however, if the holder dies or becomes incapacitated during the three-month period (or such longer period as the Compensation Committee approves) the option shall terminate three years after employment termination.

In the event of a Change in Control, any stock options outstanding under the 2000, 2011, Amended and Restated 2011 and 2014 Stock Incentive Plans, that are not exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant. For purposes of the 2000, 2011, Amended and Restated 2011 and 2014 Stock Incentive Plans, "change in control" means:

•	the acquisition of 20% or more of the outstanding Grace Common Stock (but not if such acquisition is the result of the sale of Grace common stock by Grace that has been approved by our Board);

•	the failure of Board-nominated directors to constitute a majority of any class of our Board of Directors;

•
the occurrence of a transaction in which the Grace stockholders immediately preceding such transaction do not own more than 50% of the combined voting power of the entity resulting from such transaction; or

•	the liquidation or dissolution of Grace.
The description of the 2000, 2011, Amended and Restated 2011 and 2014 Stock Incentive Plans—Stock Option Awards in this Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the text of the 2000, 2011, Amended and Restated 2011 and 2014 Stock Incentive Plans and the Form of Stock Option Grant Agreement which are filed with the SEC.

GENERAL INFORMATION
Annual Report
Our 2014 Annual Report on Form 10-K, containing audited financial statements, accompanies this Proxy Statement. Stockholders may also obtain a copy of the Form 10-K (including the financial statements and any financial statement schedules), without charge, upon written request to:
W. R. Grace & Co.
Attn: Grace Shareholder Services
7500 Grace Drive
Columbia, Maryland 21044
Other Matters
Our Board knows of no other matters that will be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote according to their best judgment.
The expenses of preparing, printing and mailing this notice of meeting and proxy materials, making them available over the Internet, and all other expenses of soliciting proxies will be borne by us. Georgeson Inc. may solicit proxies by personal interview, mail, telephone, facsimile, e-mail, Internet or other means of electronic transmission and will request brokers, banks, financial institutions and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the common stock held of record by these persons. We will pay Georgeson a fee of $10,000 covering its services and will reimburse Georgeson for payments made to nominees or intermediaries for their expenses in forwarding soliciting material. In addition, our directors, officers and employees, who will receive no compensation in addition to their regular salary or other compensation, may solicit proxies by personal interview, mail, telephone, facsimile, e-mail, Internet or other means of electronic transmission.
On behalf of the Board of Directors,
Mark A. Shelnitz
Vice President, General Counsel and Secretary

Dated: March 17, 2015

APPENDIX I

W. R. GRACE & CO.
EXECUTIVE ANNUAL INCENTIVE COMPENSATION PLAN
W. R. Grace & Co. (the “Company”), a Delaware corporation, hereby establishes and adopts the following Executive Annual Incentive Compensation Plan (the "Plan") to provide incentive awards, including incentive awards that are intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations and rulings promulgated thereunder.
1.     PURPOSE OF THE PLAN
The purpose of the Plan is to promote the attainment of the Company's performance goals by providing incentive compensation for certain designated key executives of the Company and its Subsidiaries.
2.     DEFINITIONS
2.1. "Award' shall mean any amount granted to a Participant under the Plan.
2.2. "Board' shall mean the Board of Directors of the Company.
2.3. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, any successor thereto and the regulations promulgated thereunder.
2.4. "Committee" shall mean the Compensation Committee of the Board. For purposes of satisfying the requirements of Section 162(m) of the Code, the Committee is intended to consist solely of two or more "outside directors" as such term is defined in Section 162(m) of the Code.
2.5. "Participant" shall have the meaning set forth in Section 3.1.
2.6. "Performance Criteria" shall mean one or more of the following: basic or diluted earnings per share of Company common stock; Adjusted Earnings Per Share (as defined below); Company common stock price earnings ratio; total stockholder return; relative total stock return measured against a set peer group; sales (including total sales, net sales and gross sales) of the Company or one (or more) of its operating activities; revenue, operating income, net income of the Company or one (or more) of its operating activities (in each case, either before or after taxes); Company earnings and/or net income before interest and taxes (EBIT); Adjusted EBIT (as defined below); Adjusted EBIT Return On Invested Capital (as defined below); Company earnings and/or net income before interest, taxes, depreciation and amortization (EBITDA); Adjusted EBITDA (as defined below); operating or other expense of the Company or one (or more) of its operating activities; gross, operating or cash flow margin of the Company or one (or more) of its operating activities; Segment Gross Margin (as defined below); return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity, including return on net assets, return on sales, return on equity and return on invested capital); total cash flow, net cash flow, or free cash flow, each as provided by the Company or by one (or more) of its operating activities, investing activities, financing activities or any combination thereof; Adjusted Free Cash Flow (as defined below); economic profit; gross margins and costs; market or industry share; days on hand of inventory; days sales outstanding; days payables outstanding; working capital; or objectively determined measures for: productivity increases, efficiency, new product releases, customer satisfaction, diversity, safety performance, or employee engagement, satisfaction or turnover.
“Adjusted EBIT” shall mean net income adjusted for: interest income and expense; income taxes; costs related to Chapter 11 and asbestos; restructuring and repositioning expenses and related asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; specified income and expense items related to divested businesses, product lines, and specified other investments; and gains and losses on sales of businesses, product lines and specified other investments.
“Adjusted EBITDA” shall mean Adjusted EBIT adjusted for depreciation and amortization.
“Adjusted Earnings Per Share” shall mean diluted earnings per share of Company common stock adjusted for restructuring expenses and asset impairments, pension costs (other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits), specified income and expense items related to divested businesses, product lines, and specified other investments, gains and losses on sales of businesses, product lines and specified other investments, and certain discrete tax items.
“Adjusted EBIT Return On Invested Capital” shall mean Adjusted EBIT (on a trailing four quarters basis) divided by the sum of net working capital, properties and equipment and specified other assets and liabilities.
“Segment Gross Margin” shall mean gross margin adjusted for pension-related costs included in cost of goods sold.
“Adjusted Free Cash Flow” shall mean net cash provided by or used for operating activities minus capital expenditures plus cash flows related to Chapter 11 and asbestos, cash paid for restructuring and repositioning, accelerated payments under defined benefit pension arrangements, and expenditures for legacy items.
All items to be specified under the definitions listed above shall be so specified by the Committee at the same time the Performance Goals are established for a Performance Period.
2.7. "Performance Goal" shall mean the level of performance established by the Committee as the performance standard for Performance Criteria. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.
2.8. "Performance Period' shall mean the Company's fiscal year or a portion of such fiscal year that the Committee, in its sole discretion, may establish.
2.9. "Subsidiary" shall mean a corporation, partnership, limited liability company or other form of business association of which shares of common stock or other ownership interests (i) having more than 50% of the voting power regularly entitled to vote for directors (or equivalent management rights) or (ii) regularly entitled to receive more than 50% of the dividends (or their equivalents) paid on the common stock (or other ownership interests), are owned, directly or indirectly, by the Company. References to the “Company” herein shall be deemed to include references to Subsidiaries where appropriate.
3.     ELIGIBILITY AND ADMINISTRATION
3.1. Eligibility. The individuals eligible to participate in the Plan shall be the Company's Chief Executive Officer and any other executive of the Company or a Subsidiary who is selected by the Committee to participate in the Plan (each, a "Participant").
3.2. Administration.
(a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to:
(i)select the Participants to whom Awards may from time to time be granted hereunder;

(ii)determine the terms and conditions, not inconsistent with the provisions of the Plan, of each Award;
(iii)determine the time when Awards will be granted and paid and the Performance Period to which they relate;
(iv)determine the Performance Goals for Awards for each Participant in respect of each Performance Period based on the Performance Criteria and certify whether the Performance Goals and other material terms of the Award were met prior to the payment of an Award and the calculation of the amount of the Award, if any, payable to each Participant in respect of each Performance Period;
(v)interpret and administer the Plan and any instrument or agreement entered into in connection with the Plan;
(vi)correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect;
(vii)establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and
(viii)make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.
(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Subsidiary, any Participant and any person claiming any benefit or right under an Award or under the Plan.
(c) To the extent not inconsistent with applicable law or the rules and regulations of the New York Stock Exchange (or such other principal securities market on which the Company's securities are listed or qualified for trading), including the applicable provisions of Section 162(m) of the Code, the Committee may delegate to one or more officers of the Company or a committee of officers the authority to take actions on its behalf pursuant to the Plan.
4.     AWARDS
4.1. Performance Period; Participant Designation; Performance Goals; Notification.
(a) Not later than the earlier of (i) 90 days after the commencement of each Performance Period or (ii) the expiration of 25% of the Performance Period, and while the outcome of the Performance Goals is substantially uncertain, the Committee shall, in writing designate
(A)    one or more Performance Periods,
(B)    the Participants for each Performance Period, and
(C)    the Performance Goals for determining the Award for each Participant for each Performance Period based on attainment of specified levels of one or any combination of the Performance Criteria. Notwithstanding the foregoing, within such time period, the Committee may also provide for an adjustment to reflect (or for the exclusion of) extraordinary items, acquisitions, divestitures, asset impairment, capital expenditures, unusual or non-recurring items, cost and expenses related to restructuring and/or repositioning, costs and expenditures related to Chapter 11, costs and expenditures related to asbestos, cost and expenditures related to legacy environmental matters, material tax law changes and/or assessments and the cumulative effect of tax or accounting changes.

(b) Notwithstanding any other provision of this Plan, no exclusion or adjustment to a Performance Goal shall be made if the effect of such exclusion or adjustment would be to cause the Award to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, if the Award was intended to so qualify.
(c) Designation of any individual as a Participant for any Performance Period shall not require designation of such individual as a Participant in any other Performance Period, and designation of one individual as a Participant shall not require designation of any other individual as a Participant for such Performance Period or for any other Performance Period.
(d) If a person becomes eligible to participate in the Plan after the Committee has made its initial designation of Participants for a Performance Period, such individual may become a Participant if so designated by the Committee, provided that the Award applicable to such individual shall be adjusted to the extent necessary to meet the “performance-based compensation” exception under Section 162(m) of the Code to the extent intended to so qualify.
(e) The Performance Goals designated by the Committee may be expressed with respect to the Company's performance or the performance of one or more Subsidiaries, divisions, business segments or business units of the Company, and may be expressed in terms of dollars, rates of growth, absolute levels or percentages or ratios expressing relationships between two or more of the Performance Criteria, period-to-period changes, relative to business plans or budgets, or relative to one or more other companies or one or more indices. Performance Goals may be calculated for a year or a portion of a year. Such Performance Goals shall otherwise comply with the requirements of the “performance-based compensation” exception under Section 162(m) of the Code for Awards intended to so qualify.
(f) As soon as practicable after they have approved the items set forth in Section 4.1(a) above, the Committee will:
(i) notify each individual who has been selected to participate in the Plan that he or she is a Participant for such Performance Period; and
(ii) communicate in writing to each Participant the applicable Performance Criteria and Performance Goals for determining Awards for such Performance Period.
4.2. Certification. At such time as it shall determine appropriate following the conclusion of each Performance Period and prior to payment of any Award, the Committee shall certify, in writing, whether the Performance Goals and other material terms of the Award were met and the amount, if any, of the Award for each Participant for such Performance Period.
4.3. Payment of Awards.
(a) The amount of the Award actually paid to a Participant may, in the sole discretion of the Committee, be less than the amount otherwise payable to the Participant based on attainment of the Performance Goals for the Performance Period as determined in accordance with Section 4.1. The Committee may not waive the achievement of the applicable Performance Goals for any award intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, except in the case of the death or disability of the Participant or as described in Section 4.6 in the event of a “Change in Control of the Company” (as defined therein). The Committee may establish factors to take into consideration in implementing its discretion to reduce the amount of an Award, including, but not limited to, individual performance and/or one or more of the Performance Criteria. In no event may the Committee increase the amount of the Award otherwise payable to the Participant based on attainment of the Performance Goals for the Performance Period.
(b) The actual amount of the Award determined by the Committee for a Performance Period shall be paid in cash. Payment to each Participant shall be made no later than the fifteenth day of the third month following the end of the fiscal year of the Company in which the applicable Performance Period ends, unless payment is deferred pursuant to a plan or arrangement satisfying the requirements of Section 409A of the Code.
4.4. Changes in Employment.
(a) If
(i) a person becomes a Participant during a Performance Period as specified in Section 4.1, or
(ii) a Participant (x) dies, retires (within the meaning of a Company retirement plan) or becomes disabled or (y) is terminated by the Company due to a reduction in force, job elimination, divestment of the Participant’s employing unit or other termination not for “cause” (as determined by the Committee) in each case prior to the end of a Performance Period (provided the Participant has more than three months service during such Performance Period), then the Participant may be deemed to have participated for the entire Performance Period and the Award, payable to such a Participant may be proportionately reduced based on the period of actual employment during the applicable Performance Period. Notwithstanding the forgoing, as specified in Section 4.3(a), the Committee may waive the achievement of the Performance Goals for a Performance Period for purposes of payment of an Award, in the case of death or disability of the Participant, or in the case of a “Change in Control of the Company”, but only in such cases.
(b) Except as otherwise specifically provided in this Section 4.4, if the Participant's employment with the Company is terminated prior to the end of a Performance Period for any other reason, the Participant will not be entitled to any Award for such Performance Period unless otherwise determined by the Committee or unless otherwise required by law and in no event unless the Performance Goals and other material terms of the Award are certified in writing by the Committee as having been met.
(c) Notwithstanding the foregoing provisions of this Section 4.4, the Committee may provide that a Participant shall not be paid an Award for a specific Performance Period, even if the Participant is employed at the end of that Performance Period, if the Participant separates from service before the date payments of Awards are made to other Participants for that Performance Period.
4.5. Transfers and Changes in Responsibilities. If a Participant's responsibilities materially diminish to a level, or the Participant is transferred during a Performance Period to a position, that is not deemed by the Committee as eligible to participate in the Plan, the Company may, as determined by the Committee, terminate the Participant's participation in this Plan. In the event of such termination, the Participant would be eligible for a prorated Award based on the number of months in such Performance Period prior to such termination. Such Award would be paid only after the end of such Performance Period and only if the Performance Goals and other material terms of the Award are certified in writing by the Committee as having been met.
4.6. Change in Control.
(a) In connection with any “Change in Control of the Company” (within the meaning of the “Executive CIC Agreement” as defined below), which occurs during a Performance Period, the Committee will take all such actions hereunder as it may determine to be necessary or appropriate in connection with Awards for such Performance Period to treat Participants equitably, including without limitation, the modification or waiver of applicable Performance Goals, Performance Criteria, Performance Periods, or Awards, notwithstanding the terms of any initial award.

(b) “Executive CIC Agreement” shall mean the executive severance agreement between each of the elected officers of W. R. Grace & Co. and the Company, as amended from time to time, which generally provides post-employment payments and benefits to these officers, upon a change in control of the Company.

4.7. Maximum Award. The maximum value of Award payable under the Plan granted to any Participant for any Performance Period is $3,000,000, adjusted pro rata for a Performance Period shorter than 12 months.
5.     MISCELLANEOUS
5.1. Amendment and Termination of the Plan. The Board or the Committee may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code, or by the New York Stock Exchange (or such other principal securities market on which the Company's securities are listed or qualified for trading). No amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant's consent.
5.2. Section 162(m) of the Code. To the extent an Award is intended to constitute “performance-based compensation” thereunder, the provisions of this Plan shall be administered and interpreted in accordance with Section 162(m) of the Code.
5.3. Tax Withholding. The Company or any Subsidiary shall have the right to make all payments or distributions pursuant to the Plan to a Participant, net of any applicable federal, state and local taxes required to be paid or withheld. The Company or a Subsidiary shall have the right to withhold from wages, Awards or other amounts otherwise payable to such Participant any such taxes as may be required by law, or to otherwise require the Participant to pay or provide for the payment of any such taxes in a manner satisfactory to the Company or such Subsidiary. If the Participant shall fail to make such tax payments as are required, the Company or a Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such tax obligations.
5.4. Right of Discharge Reserved; Claims to Awards. Nothing in this Plan shall provide any Participant a right to receive any Award or payment under the Plan with respect to a Performance Period. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Participant the right to continue in the employment of the Company or a Subsidiary or affect any right that the Company or a Subsidiary may have to terminate the employment of (or to demote or to exclude from future Awards under the Plan) any such Participant at any time for any reason. Except as specifically provided herein or in any agreement or other instrument entered or adopted into in connection with this Plan, the Company shall not be liable for the loss of existing or potential profit from any Award granted in the event of the termination of employment of any Participant.
5.5. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
5.6. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

5.7. Clawback. All awards shall be subject to recovery by the Company in such circumstances as may be prescribed by the Committee at any time or from time to time, if the Committee deems such recovery to be necessary to ensure compliance with any rules, regulations or listing standards adopted by the Securities and Exchange Commission or the New York Stock Exchange to implement Section 10D of the Securities and Exchange Act, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.
5.8. Section 409A. The Company intends that the Plan and each Award granted hereunder shall comply with, or be exempt from, Section 409A of the Code and that the Plan shall be interpreted, operated and administered accordingly. If any provision of the Plan contravenes any regulations or guidance promulgated under Section 409A or would cause any Award to be subject to taxes, interest or penalties under Section 409A, the Company may, in its sole discretion, modify the Plan to (a) comply with, or avoid being subject to, Section 409A, (b) avoid the imposition of taxes, interest and penalties under Section 409A, and/or (c) maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A. The Company is not obligated to modify the Plan and there is no guarantee that any payments will be exempt from taxes, interest and penalties under Section 409A. Notwithstanding anything herein to the contrary, in no event shall the Company be liable for the payment of, or gross up in connection with, any taxes, interest and or penalties owed by the Participant pursuant to Section 409A.
5.9 Unfunded Status of the Plan. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
5.10. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws that might result in the application of the laws of another jurisdiction, and shall be construed accordingly.
5.11. Effective Date of Plan. The Plan shall be effective as of January 1, 2015 subject to approval by the Company's stockholders in accordance with Section 162(m) of the Code. Awards under the Plan are contingent on approval of the Plan by Company stockholders and shall be null and void if such approval is not obtained.

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IMPORTANT ANNUAL MEETING INFORMATION		Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 6, 2015.
Vote by Internet
• Go to www.envisionreports/GRA • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.		• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
X

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals - The Board of Directors recommends a vote FOR all nominees, FOR Proposals 2, 3 and 5, and 1 Year for Proposal 4.

1. Election of Directors:
Nominees - Class I (Term expiring 2018):								Nominee - Class II (Term expiring 2016):
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Robert F. Cummings, Jr.				03 - Janice K. Henry				05 - Diane H. Gulyas

02 - Marye Anne Fox				04 - Mark E. Tomkins

	For	Against	Abstain		For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015				3. Advisory vote to approve named executive officer compensation

	1 Year	2 Years	3 Years	Abstain
4. Advisory vote on the frequency of the advisory vote to approve named executive officer compensation					5. Approval of the Grace Executive Annual Incentive Compensation Plan, or EAICP, including the material terms of the performance measures available under the EAICP

B Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.
/ /

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting To Be Held on May 7, 2015:
The Notice of Annual Meeting of Stockholders and Proxy Statement and Annual Report are available at
www.envisionreports.com/GRA.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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Proxy - W. R. Grace & Co.

Proxy Solicited by Board of Directors for Annual Meeting - May 7, 2015

Fred Festa and Mark Shelnitz, or either of them, each with the power of substitution, are hereby appointed as proxies and are hereby authorized to represent and vote all the shares of the undersigned as designated on the reverse side of this ballot, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of W. R. Grace & Co. to be held on Thursday, May 7, 2015 at 9:00 a.m. Eastern Time or at any postponement or adjournment thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such directions are indicated, this proxy, when properly executed, will be voted FOR all the nominees, FOR Proposals 2, 3, and 5, and 1 Year for Proposal 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be signed on reverse side.)